Filed Pursuant to Rule 424(b)(5)
Registration No. 333-222127

PROSPECTUS SUPPLEMENT
(To Prospectus dated January 17, 2018)

11,250,000 Shares

Common Stock

We are offering 11,250,000 shares of our common stock pursuant to this prospectus supplement and the accompanying prospectus.

Our common stock is listed on The Nasdaq Capital Market and trades under the symbol “FSNN.”  On January 31, 2018, the closing sale price of our common stock was $3.44 per share.

Investing in our common stock involves a high degree of risk. See “Risk Factors” beginning on page S-7 of this prospectus supplement and on page 1 of the accompanying prospectus and the risk factors in the documents incorporated by reference herein.

	Per Share	Total
Public offering price	$3.20	$36,000,000
Underwriting discounts and commissions(1)	$0.208	$2,340,000
Proceeds, before expenses, to us	$2.992	$33,660,000

(1)	We refer you to the section entitled “Underwriting” of this prospectus supplement for additional information regarding total underwriting compensation.

The underwriters may also exercise their option to purchase from us up to an additional 1,687,500 shares of our common stock, at the public offering price, less the underwriting discounts and commissions, for 45 days after the date of this prospectus supplement to cover over-allotments, if any.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined whether this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

Delivery of our shares of common stock is expected to be made on or about February 5, 2018, subject to customary closing conditions.

Craig-Hallum Capital Group	B. Riley FBR

 The date of this prospectus supplement is January 31, 2018.

TABLE OF CONTENTS

Prospectus Supplement

Prospectus

ABOUT THIS PROSPECTUS SUPPLEMENT

On December 18, 2017, we filed with the Securities and Exchange Commission, or SEC, a registration statement on Form S-3 (File No. 333-222127) utilizing a shelf registration or continuous offering process, which registration statement, as amended by us on January 12, 2018, was declared effective by the SEC on January 17, 2018. Under this shelf registration process, we may, from time to time and in any combination, sell up to $100,000,000 of our common stock, preferred stock, debt securities, warrants and/or units.  As of the date of this prospectus supplement, we have sold no securities under that registration statement.

This document consists of two parts.  The first part, this prospectus supplement, describes the specific terms of this offering of our common stock and also adds to and updates information contained in the accompanying prospectus and the documents incorporated by reference into that prospectus. The second part, the accompanying prospectus, including the documents incorporated by reference therein, provides more general information, some of which may not apply to this offering of our common stock. Generally, when we refer to this prospectus, we are referring to both parts of this document combined. If the information in this prospectus supplement is inconsistent with the accompanying prospectus or any document incorporated by reference therein filed prior to the date of this prospectus supplement, you should only rely on the information in this prospectus supplement. If any statement in one of these documents is inconsistent with a statement in another document having a later date – for example, a document incorporated by reference in the accompanying prospectus – the statement in the document having the later date modifies or supersedes the earlier statement.

Neither we nor the underwriters have authorized anyone to provide any information other than that contained or incorporated by reference in this prospectus supplement, the accompanying prospectus or in any free writing prospectus prepared by or on behalf of us or to which we have referred you. Wetake no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. This prospectus supplement and the accompanying prospectus or any free writing prospectus do not constitute an offer to sell, or a solicitation of an offer to purchase, the securities offered by this prospectus supplement and the accompanying prospectus or any free writing prospectus in any jurisdiction to or from any person to whom or from whom it is unlawful to make such offer or solicitation of an offer in such jurisdiction. The information contained in this prospectus supplement or the accompanying prospectus, or incorporated by reference herein or therein or any free writing prospectus is accurate only as of the respective dates thereof, regardless of the time of delivery of this prospectus supplement and the accompanying prospectus or any free writing prospectus or of any sale of our common stock.

It is important for you to read and consider all information contained in this prospectus supplement and the accompanying prospectus, including the documents incorporated by reference herein and therein, or in any free writing prospectus, in making your investment decision. You should also read and consider the information in the documents to which we have referred you in the sections entitled “Where You Can Find More Information” and “Incorporation of Certain Information By Reference” in this prospectus supplement and in the accompanying prospectus.

We are offering to sell, and seeking offers to buy, shares of our common stock only in jurisdictions where offers and sales are permitted. The distribution of this prospectus supplement and the accompanying prospectus or any free writing prospectus and the offering of our common stock in certain jurisdictions may be restricted by law. Persons outside the United States who come into possession of this prospectus supplement and the accompanying prospectus or any free writing prospectus must inform themselves about, and observe any restrictions relating to, the offering of our common stock and the distribution of this prospectus supplement and the accompanying prospectus or any free writing prospectus outside the United States.

In this prospectus supplement, unless the context otherwise requires, “Fusion,” the “Company,” “we,” “us,” and “our” are references to Fusion Telecommunications International, Inc. and its consolidated subsidiaries existing as of the date hereof and prior to completion of the Merger (as defined below).

 CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

The SEC encourages companies to disclose forward-looking information so that investors can better understand a company’s future prospects and make informed investment decisions. This prospectus supplement, the accompanying prospectus and the documents we have filed with the SEC that are incorporated herein and therein by reference contain such “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995.

S-i

Words such as “may,” “expect,” “would,” “could,” “anticipate,” “intend,” “plan,” “estimate,” “predict,” “continue” and words and terms of similar substance used in connection with any discussion of future operating or financial performance, identify forward-looking statements. Forward-looking statements represent management’s current judgment regarding future events and are subject to a number of risks and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements. Please see the discussion of risks and uncertainties under “Risk Factors” below, and contained in our most recent Annual Report on Form 10-K, as amended or supplemented, and our subsequent Quarterly Reports on Form 10-Q, as well as any amendments thereto, as filed with the SEC and which are incorporated herein by reference.

In light of these assumptions, risks and uncertainties, the results and events discussed in the forward-looking statements contained in this prospectus supplement, the accompanying prospectus, any document incorporated herein or therein by reference, or in any free writing prospectus, might not occur. Investors are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the respective dates of this prospectus supplement, the accompanying prospectus, the date of the document incorporated by reference in this prospectus supplement or the accompanying prospectus, or the date of any free-writing prospectus. We expressly disclaim any obligation to update or alter any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by federal securities laws.

S-ii

PROSPECTUS SUPPLEMENT SUMMARY

The following summary is qualified in its entirety by, and should be read together with, the more detailed information and financial statements and related notes thereto appearing elsewhere herein or incorporated by reference in this prospectus supplement and the accompanying prospectus. Before you decide to invest in our common stock, you should read the entire prospectus supplement and the accompanying prospectus carefully, including the risk factors and the financial statements and related notes included or incorporated by reference in this prospectus supplement and the accompanying prospectus.

About Fusion

Fusion, through its various subsidiaries, offers a comprehensive suite of cloud communications, cloud connectivity, cloud computing, and managed cloud-based applications solutions to small, medium and large businesses, and offers domestic and international voice services to telecommunications carriers worldwide. Our advanced, proprietary cloud services platform, as well as our state-of-the art switching systems, enable the integration of leading edge solutions in the cloud, increasing customer collaboration and productivity by seamlessly connecting employees, partners, customers and vendors.  We currently operate our business in two distinct business segments: Business Services and Carrier Services.

In the Business Services segment, we are focused on becoming our customers’ single source for leveraging the increasing power of the cloud, providing a robust package of what we believe to be the essential services that form the foundation for their successful migration to, and efficient use of, the cloud.  Our core Business Services products and services include cloud voice and unified communications, improving communication and collaboration on virtually any device, virtually anywhere, and cloud connectivity services, securely and reliably connecting customers to the cloud with managed network solutions that are designed to increase quality and optimize network efficiency.  Our cloud computing and Infrastructure as a Service, or IaaS, solutions are designed to provide our larger enterprise customers with a platform on which additional cloud services can be layered.  Complemented by Software as a Service, or SaaS, solutions such as storage, security and business continuity, our advanced cloud offerings include private and hybrid cloud, storage, backup and recovery and secure file sharing that allow our customers to experience the increased efficiencies and agility delivered by the cloud.  Our cloud-based services are flexible, scalable and rapidly deployed, reducing our customers’ cost of ownership while increasing their productivity.

Through our Carrier Services segment, we have agreements with approximately 370 carrier customers and vendors, through which we sell domestic and international voice services to carriers throughout the world.  Customers include U.S.-based carriers sending voice traffic to international destinations, and foreign carriers sending traffic to the U.S. and internationally.  We also purchase domestic and international voice services from many of our Carrier Services customers.  Our carrier-grade network, advanced switching platform and interconnections with global carriers on six continents also reduces the cost of global voice traffic and expands service delivery capabilities for our Business Services segment. Since July 2017, our Carrier Services business has been operated through Fusion Global Services, LLC (“FGS”), which is 60% owned by us and 40% owned by XcomIP, LLC. In connection with the Merger (as defined below), we have agreed that on or prior to the Merger being consummated, we will use our reasonable best efforts to either (i) divest our 60% ownership interest in FGS or (ii) dissolve FGS. See “Recent Developments” below.

Corporate Information

Fusion was incorporated in Delaware on September 17, 1997.  Our principal executive offices are located at 420 Lexington Avenue, Suite 1718, New York, New York 10170 and our telephone number at this location is (212) 201-2400.  We maintain a website at www.fusionconnect.com.  Information contained on, or that can be accessed through, our website is not part of this prospectus supplement or the accompanying prospectus and should not be relied upon.

Recent Developments

The Merger

On August 26, 2017, Fusion and its wholly-owned subsidiary, Fusion BCHI Acquisition LLC, a Delaware limited liability company (“Merger Sub”), entered into an Agreement and Plan of Merger (as amended, the “Merger Agreement”) with Birch Communications Holdings, Inc., a Georgia corporation (“Birch”). The Merger Agreement provides, among other things, that upon the terms and conditions set forth therein, Birch will merge with and into Merger Sub (the “Merger”), with Merger Sub continuing as the surviving company and as a wholly-owned subsidiary of Fusion.

Birch, through its subsidiaries, provides IP-based communications, cloud and managed services to businesses in all 50 states, the District of Columbia and Canada under the Birch and Primus brands. Birch provides voice, broadband, Internet access, hosted services, managed services, wireless voice, wireless data and other communications, cloud and managed services to its customer base comprised of small, midsized, and enterprise businesses.

On the effective date of the Merger, the outstanding shares of common stock, par value $0.01 per share, of Birch (other than treasury shares or shares owned of record by any Birch subsidiary) will be cancelled and converted into the right to receive, in the aggregate, a number of shares of our common stock equal to three times the number of shares of (i) our common stock issued and outstanding immediately prior to the closing of the Merger (but excluding the shares of our common stock issued in this offering as well as certain other issued and outstanding shares of our common stock (see “Recent Merger Agreement Amendments” below)), plus (ii) the number of shares of our common stock issued or issuable upon the conversion of all classes or series of our preferred stock outstanding immediately prior to the closing of the Merger, plus (iii) the number of shares of our common stock issuable upon the exercise of all in-the-money Fusion warrants (as adjusted for stock splits and calculated using the treasury stock method) (collectively, the “Merger Shares”).

Pursuant to subscription agreements executed by each of the shareholders of Birch, the Merger Shares will be issued in the name of, and held by BCHI Holdings, LLC (“BCHI”), a Georgia limited liability company owned by the shareholders of Birch. On the closing date of the Merger, BCHI and Fusion will enter into a registration rights agreement governing the registration rights of BCHI in respect of the Merger Shares and pursuant to which we will agree, among other things, to use our reasonable best efforts to cause a shelf registration statement covering the resale of up to 25% of the Merger Shares to be declared effective by the SEC within 120 days of the closing of the Merger.

Closing of the Merger is subject to numerous conditions, including (i) Fusion obtaining financing for the transaction, which will be used to retire existing senior debt facilities at Birch and Fusion, (ii) all existing shares of our preferred stock being converted into shares of our common stock, and (iii) Fusion using its reasonable best efforts to cause the Merger Shares to be approved for listing on The Nasdaq Stock Market, LLC (“Nasdaq”), including, if necessary, in order to comply with Nasdaq listing requirements, amending Fusion’s existing certificate of incorporation prior to the effective time of the Merger to effect a reverse stock split of our common stock to satisfy Nasdaq’s minimum pricing requirements (the “Reverse Stock Split”). If the Reverse Stock Split must be completed prior to the closing of the Merger, it will be in a range of up to 5:1, with the final ratio to be determined by our existing board.

In addition, prior to the closing of the Merger, Birch is required to spin-off to the existing Birch stockholders, its US-based consumer business, which consists of (i) the residential customer base, life line and consumer wireless business in the United States, and (ii) its single-line business customer base in the United States. In addition, as discussed above, we have agreed that on or prior to the consummation of the Merger, we will use our reasonable best efforts to either (i) divest our 60% ownership interest in FGS or (ii) dissolve FGS.

On the effective date of the Merger, our certificate of incorporation will be amended and restated, which amendment and restatement will, among other things, (i) increase the number of authorized shares of our common stock to 150,000,000 and (ii) change our name to “Fusion Connect.” Following the effective time of the Merger, our board of directors will consist of nine directors. Four directors, including at least one of whom satisfies the Nasdaq listing standard’s independence requirements, will be nominated by a nominating committee comprised of our directors serving on the board on the date of the nomination and four directors, including at least one that satisfies the Nasdaq listing standard’s independence requirements, will be nominated by BCHI. The ninth director, who must also satisfy the Nasdaq listing standard’s independence requirements, will be nominated by BCHI, subject to the reasonable consent of the foregoing Fusion committee. Our Chief Executive Officer, Matthew D. Rosen, will serve as the post-Merger Chairman of our board and Chief Executive Officer, and Holcombe T. Green, Jr., a principal stockholder of Birch, will serve as the post-Merger Vice-Chairman of our board.

The terms of the Merger Agreement are such that the Merger, if consummated, will result in a change in control of Fusion. As a result, the transaction will be accounted for as a reverse acquisition and recapitalization, with BCHI as the acquirer for accounting purposes, and the historical financial statements of Birch will become our historical financial statements.

The Merger is not contingent upon completion of this offering. The annual meeting of our stockholders to approve the Merger and related matters has been scheduled for February 21, 2018 and we have mailed a definitive proxy statement and related materials to the holders of our voting shares as of the December 29, 2017, the record date set by our existing board for the annual meeting. Each of Fusion and Birch has agreed to use their reasonable best efforts to cooperate and arrange and obtain the debt financing necessary to complete the required refinancing and the other transactions contemplated by the Merger Agreement.

Our definitive proxy statement that we filed with the SEC on December 28, 2017 relating to the Merger, which is incorporated by reference in this prospectus supplement, contains audited financial statements for Birch for the years ended December 31, 2016 and 2015, as well as unaudited financial statements of Birch for the three and nine month periods ended September 30, 2017, and summary unaudited pro forma condensed combined consolidated financial information for Birch and the Company through September 30, 2017. In addition, the proxy statement contains additional information about Birch’s business, which you should consider in making your investment decisions in this offering.

Recent Amendments to the Merger Agreement and East West Bank Waiver

On January 24 and 25, 2018, the parties to the Merger Agreement entered into Fourth and Fifth Amendments to the Merger Agreement, respectfully. The primary purpose of the Fourth Amendment was to further extend that date by which either Fusion or Birch may terminate the Merger Agreement due to an inability to secure commitments for the required financing from 120 days from the date of the Merger Agreement to 220 days from the date thereof (i.e., April 3, 2018). Under the Fourth Amendment, the parties also agreed to exclude up to 300,000 shares of our common stock to be issued in connection with the IQmax, Inc. asset acquisition (as described below) from the calculation of the number of Merger Shares to be issued to BCHI at the closing of the Merger. In addition, the Fourth Amendment also revised Exhibit D to the Merger Agreement (which exhibit described the proposed spin-off of the Birch consumer business required as a condition precedent to the closing) to exclude references to the Canadian business of Birch as the parties have agreed that such assets and customers will transfer to Fusion at the closing of the Merger.

Under the Fifth Amendment to the Merger Agreement, the parties agreed to increase the dollar amount of cash that Fusion could raise by issuing equity or debt securities in connection with capital raising activities prior to the closing of the Merger from $10.0 million to $40.0 million net proceeds) and also agreed that any shares of common stock issued by us in this offering in an amount up to $40.0 million (net proceeds) would be excluded in determining the number of Merger Shares to be issued to BCHI at the closing of the Merger.

On January 26, 2018, we obtained a waiver under our senior secured credit facility with East West Bank (the “East West Bank Credit Facility”) permitting us to sell up to approximately $30,000,000 (net proceeds) of our common stock without having to use any of those proceeds to prepay amounts outstanding under that facility (the "EWB Waiver"). Prior to receiving the EWB Waiver, we were obligated under the East West Bank Credit Facility to use any net proceeds for any sale of our equity securities that are in excess of $4.0 million to pay down outstanding borrowings thereunder.

IQmax Asset Acquisition

On January 24, 2018, Fusion completed the acquisition of substantially all of the assets of IQMax, Inc., a Charlotte, N.C.-based provider of secure messaging, enterprise data integration and advanced cloud communications solutions. The total consideration for this transaction is $1.0 million, which will paid in shares of our common stock. These shares will remain in escrow until 12 months following the closing of the transaction.

Preliminary Fourth Quarter 2017 Financial Results

The following information reflects our current and preliminary expectations of financial results for Fusion and Birch for the fourth quarter ended December 31, 2017. These numbers remain subject to adjustment in connection with the pending audit of our financial statement and those of Birch.

For the fourth quarter of 2017, we estimate that our revenues overall and attributable to our Business Services segment will be approximately $40.2 million and $29.5 million, respectively. For the fourth quarter of 2017, we estimate that our net loss overall will be in the range of $3.6 million to $3.2 million, and our adjusted EBITDA overall will be in the range of $3.9 million to $4.3 million. Please note, however, that we have yet to calculate the extent of our derivative warrant liability or income tax liability for 2017, both of which could have a significant effect on our net losses, but neither of which will have an effect on our adjusted EBITDA. A reconciliation of net (loss) income to adjusted EBITDA for Fusion is set forth below.

We have been advised by Birch that it estimates that for the fourth quarter of 2017, business segment revenue of its North America (U.S. and Canada) non-consumer business will be approximately $106 million. We have further been advised by Birch that it estimates that, for the fourth quarter of 2017, net loss for this business segment will be in the range of $2.3 million to $0.4 million, and adjusted EBITDA for this business segment will be in the range of $31 million to $33 million. The adjusted EBITDA for Birch consists of gross margin (i.e., total revenue less cost of goods sold) less selling, general and administrative expenses, restructuring charges, transaction charges and certain one-time legal charges. A reconciliation of net (loss) income to adjusted EBITDA for Birch is set forth below.

Fusion Telecommunications International, Inc.
Adjusted EBITDA Unaudited Reconciliation

For the Three Months Ended December 31, 2017 (in millions)

Net (loss) income	$(3.6) - (3.2)
Interest expense and other financing costs	2.2
Provision (benefit) for income taxes	-
Depreciation and amortization	3.6
EBITDA	2.6
Acquisition and transaction expenses	0.7
Change in fair value of derivative liability	-
(Gain)/Loss on disposal of property and equipment, extinguishment of debt, impairment	(0.7)
Stock based compensation expense	1.7
Adjusted EBITDA	$3.9 - 4.3
Birch Communications Holdings, Inc. Adjusted EBITDA Unaudited Reconciliation
For the Three Months Ended December 31, 2017 (in millions)

Net (loss) income	$(2.3) - (0.4)
Interest Expense	12.6
Provision for Income Taxes	0.3
Depreciation and Amortization	18.6
Foreign Currency Loss	0.1
Other Income	1.2
EBITDA	28.0 - 30.0
Acquisition and Transaction Expenses	1.5
Non-Recurring Employment Related Expenses	1.0
Legal Settlements	0.5
Adjusted EBITDA	$31.0 - 33.0

The Company believes that EBITDA (earnings before interest, taxes, depreciation and amortization) is useful to investors because it is commonly used in the cloud communications industry to evaluate companies on the basis of operating performance and leverage. Adjusted EBITDA provides an adjusted view of EBITDA that takes into account certain significant non-recurring transactions, if any, such as impairment losses and expenses associated with pending acquisitions, which vary significantly between periods and are not recurring in nature, as well as certain recurring non-cash charges such as changes in fair value of the Company’s derivative liabilities and stock-based compensation. The Company also believes that Adjusted EBITDA provides investors with a measure of the Company’s operational and financial progress that corresponds with the measurements used by management as a basis for allocating resources and making other operating decisions. Although the Company uses Adjusted EBITDA as one of several financial measures to assess its operating performance, its use is limited as it excludes certain significant operating expenses. EBITDA and Adjusted EBITDA are not intended to represent cash flows for the periods presented, nor have they been presented as an alternative to operating income or as an indicator of operating performance and should not be considered in isolation or as a substitute for measures of performance prepared in accordance with accounting principles generally accepted in the United States of America (“GAAP”). In accordance with SEC Regulation G, the non-GAAP measurements in this presentation have been reconciled to the nearest GAAP measurement.

Note Regarding Preliminary Results. The preliminary financial results presented above are subject to the completion of our and Birch’s financial closing procedures, which have not yet been completed. Our and Birch’s actual results for the fourth quarter will not be available until after this offering is completed and may differ materially from these estimates. Therefore, you should not place undue reliance upon these preliminary financial results. For instance, during the course of the preparation of the respective financial statements and related notes, additional items that would require material adjustments to be made to the preliminary estimated financial results presented above may be identified. The preliminary financial data included in this prospectus supplement relating to Fusion has been prepared by and is the responsibility of our management, and the preliminary financial data included in this prospectus supplement relating to Birch was provided to us by Birch’s management. Neither EisnerAmper LLP, Fusion’s independent registered public accounting firm, nor McNair, McLemore, Middlebrooks & Co., LLC, Birch’s independent public accounting firm, has audited, reviewed, compiled or performed any procedures with respect to the preliminary financial data set forth above. Accordingly, neither EisnerAmper LLP nor McNair, McLemore, Middlebrooks & Co., LLC expresses an opinion or any other form of assurance with respect to these financial figures. The preliminary estimated financial results were not prepared with the view to complying with published guidelines of the SEC or the guidelines established by the American Institute of Certified Public Accountants for preparation and presentation of preliminary estimated results of operations.

The Offering

The following summary contains the principal terms of this offering. The summary is not intended to be complete. You should read the full text and more specific details contained elsewhere in this prospectus supplement and the accompanying prospectus.

Common stock offered by us pursuant to this prospectus supplement	11,250,000 shares of our common stock.

Option to purchase additional shares of our common stock
We have granted the underwriters a 45-day option to purchase up to an additional 1,687,500 shares of our common stock from us at the same price to the public, and with the same underwriting discount, to cover over-allotments, if any.

Shares of our common stock outstanding immediately before this offering	22,642,256 shares of our common stock.

Shares of our common stock to be outstanding immediately after this offering
33,892,256 shares of our common stock, assuming all shares offered hereby, other than the over-allotment shares, are sold, or 35,579,756 shares of common stock if the underwriters exercise their option to purchase additional shares of common stock in full.

Use of proceeds
We estimate that the net proceeds from this offering will be approximately $33,219,000, or approximately $38,268,000 if the underwriters exercise their option to purchase additional shares of common stock in full, in each case, after deducting underwriting discounts and commissions and our estimated expenses related to this offering. We expect to use the net proceeds from this offering for working capital and other general corporate purposes and to prepay indebtedness if required. See “Use of Proceeds” in this prospectus supplement.

Dividend policy	We do not anticipate paying any cash dividends on our common stock in the foreseeable future.

Nasdaq Capital Market listing	Our common stock is listed on The Nasdaq Capital Market and trades under the symbol “FSNN.”

Risk factors
See “Risk Factors” in this prospectus supplement and the accompanying prospectus and the documents incorporated by reference herein and therein for a discussion of factors you should carefully consider before investing in our common stock.

The number of shares of our common stock to be outstanding immediately after this offering is based on 22,642,256 shares outstanding as of January 31, 2018, and does not include, as of that date:

●
2,000,988 shares of our common stock that have been reserved for issuance upon exercise of outstanding warrants with a weighted average exercise price of $5.06 per share;
●
3,017,687 shares of our common stock subject to outstanding options with a weighted average exercise price of $2.38 per share;
●
3,539,326 shares of our common stock reserved for issuance in connection with future awards under our equity incentive plans; and
●
2,046,585 shares of our common stock that have been reserved for issuance upon conversion of outstanding shares of our preferred stock with a weighted average conversion price of $9.47 per share.

The share numbers included in this prospectus supplement do not give effect to the Reverse Stock Split, the Merger or exercise by the underwriters of their option to purchase additional shares to cover over-allotments, if any. The completion of this offering is not a requirement for the consummation of the Merger.

RISK FACTORS

Investing in our common stock involves a high degree of risk.  Before deciding whether to invest in our common stock, you should consider carefully the risks and uncertainties described below, together with the other information in this prospectus supplement, the accompanying prospectus, the information and documents incorporated herein and therein by reference, including any additional risk factors contained therein and information contained in any free writing prospectus.  If any of these risks actually occurs, our business, business prospects, financial condition, results of operations and cash flows could be seriously harmed.  This could cause the trading price of our common stock to decline, resulting in a loss of all or part of your investment.  Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also impair our business operations and the market price of our common stock.  Please also read carefully the section above entitled “Cautionary Statement Regarding Forward-Looking Statements.”

Risks Related to this Offering

Our management will have broad discretion over the use of the net proceeds from this offering and we may use the net proceeds in ways with which you disagree or which do not produce beneficial results.

We currently intend to use the net proceeds from this offering for working capital and general corporate purposes and to prepay indebtedness, if required (see “Use of Proceeds” in this prospectus supplement). Accordingly, our management will have significant discretion and flexibility in applying these net proceeds. You will be relying on the judgment of our management with regard to the use of these net proceeds, and you will not have the opportunity, as part of your investment decision, to assess whether the proceeds are being used appropriately. It is possible that the net proceeds will be invested in a way that does not yield a favorable, or any, return for us or our stockholders. The failure of our management to use such funds effectively could have a material adverse effect on our business, prospects, financial condition, and results of operations.

Purchasers will suffer immediate and substantial dilution as a result of this offering.

Investors that purchase our common stock in this offering will suffer immediate and substantial dilution of their investment. Based on the public offering price of $3.20 per share and our net tangible book value as of September 30, 2017, if you purchase shares of common stock in this offering, you will suffer immediate and substantial dilution of $4.98 per share, or $4.75 per share if the underwriters exercise their over-allotment option in full, with respect to the net tangible book value of the common stock. See “Dilution” in this prospectus supplement for a more detailed discussion of the dilution purchasers will incur in this offering.

Our stockholders may experience further dilution if we issue additional shares of common stock in the future.

Any additional future issuances of our common stock will reduce the percentage of our common stock owned by investors purchasing shares in this offering who do not participate in such future issuances. In most circumstances, holders of our common stock will not be entitled to voteon whether or not we issue additional shares of our common stock. In addition, depending on the terms and pricing of an additional offering of our common stock and the value of our assets, our stockholders may experience dilution in both the book value and fair value of their shares.

We have historically funded some of our working capital requirements through the sale of equity securities.  The use of our equity to raise capital is dilutive to our existing securities holders.  The dilutive effect on our stockholders caused by the issuance of new equity shares is directly impacted by the market price for our shares at the time of issuance.  If we issue shares at a time when the market price for our equity securities is depressed, we will need to issue more shares than if the market price was higher, and the dilutive effect on our stockholders will be greater.

Risks Related to Ownership of our Common Stock

We are unlikely to pay cash dividends on our common stock in the foreseeable future.

We have never declared or paid any cash dividends on our common stock.  We intend to retain any future earnings to finance our operations and expand our business and therefore do not expect to pay any cash dividends in the foreseeable future.  Holders of our outstanding preferred stock are entitled to receive dividends prior to the payment of any dividends on our common stock. The payment of dividends is also subject to provisions of the Delaware General Corporation Law prohibiting the payment of dividends except out of surplus and certain other limitations, as well as the provisions contained in our credit facilities.

Our common stock is subject to price volatility unrelated to our operations.

The market price of our common stock has fluctuated substantially in the past and will likely continue to fluctuate due to a variety of factors, including market perception of our ability to achieve our planned growth, quarterly operating results of other companies in our industry, trading volume in our common stock, changes in general conditions in the economy and the financial markets or other developments affecting our competitors or us, including the announcement of the Merger.  In addition, the stock market is subject to extreme price and volume fluctuations.  This volatility has had a significant effect on the market price of our common stock and securities issued by many other companies for reasons unrelated to actual operating performance.

In addition, the market price of our common stock may continue to fluctuate significantly in response to a number of other factors, many of which are beyond our control, including but not limited to the following:

●	ability to obtain and maintain securities analyst coverage;
●	changes in securities analysts’ recommendations or estimates of our projected financial performance;
●	changes in the market valuations of companies similar to us;
●	announcements by us or our competitors of significant contracts, new offerings, acquisitions, commercial relationships, joint ventures, or capital commitments; and
●	failure to meet analysts’ expectations regarding financial performance.

Furthermore, companies that have experienced volatility in the market price of their stock have been subject to securities class action litigation.  A securities class action lawsuit against us, regardless of its merit, could result in substantial costs and divert the attention of our management from other business concerns, which in turn could harm our business.

Our common stock may become subject to the “penny stock” rules of the SEC, which will make transactions in our shares cumbersome and may reduce the value of an investment in our shares.

For so long as the trading price of our common stock is less than $5.00 per share, our common stock may be considered a “penny stock,” and in such event trading in our common stock would be subject to the requirements of Rule 15g-9 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).  Under this rule, broker/dealers who recommend low-priced securities to persons other than established customers and accredited investors must satisfy special sales practice requirements.  The broker/dealer must make an individualized written suitability determination for the purchaser and receive the purchaser's written consent prior to the transaction.

SEC regulations also require additional disclosure in connection with any trades involving a “penny stock,” including the delivery, prior to any penny stock transaction, of a disclosure schedule explaining the penny stock market and its associated risks.  These requirements severely limit the liquidity of securities in the secondary market because few brokers or dealers are likely to undertake these compliance activities.  In addition to the applicability of the penny stock rules, other risks associated with trading in penny stocks are possible price fluctuations and the lack of a liquid market.

To date, we have not been considered a “penny stock” due to an exemption from Rule 15g-9 for companies with average annual audited revenues for the prior three years in excess of $6,000,000 per year.  However, should the exclusions from the definition of a “penny stock” change, or should our annual revenues fall dramatically, we may become subject to rules applicable to “penny stocks” and the market for our shares may be adversely affected.

The elimination of monetary liability against our directors, officers and employees under our certificate of incorporation and the existence of indemnification rights in favor of our directors, officers and employees may result in substantial expenditures by us and may discourage lawsuits against our directors, officers and employees.

Our certificate of incorporation contains provisions which eliminate the liability of our directors for monetary damages to the Company and its stockholders to the maximum extent permitted under Delaware corporate law.  Our by-laws also require us to indemnify our directors to the maximum extent permitted by Delaware corporate law.  We may also have contractual indemnification obligations under our agreements with our directors, officers and employees.  These indemnification obligations could result in us incurring substantial expenditures to cover the cost of settlement or damage awards against directors, officers and employees, which we may be unable to recoup.  These provisions and resultant costs may also discourage the Company from bringing a lawsuit against directors, officers and employees for breaches of their fiduciary duties, and may similarly discourage the filing of derivative litigation by our stockholders against our directors, officers and employees even though such actions, if successful, might otherwise benefit the Company and its stockholders.

The issuance of our common stock upon the exercise of options or warrants or the conversion of outstanding convertible securities may cause significant dilution to our stockholders and may have an adverse impact on the market price of our common stock.

As of January 31, 2018, we had 22,642,256 shares of common stock outstanding and approximately 2,046,585 shares reserved for issuance upon conversion of outstanding preferred stock, 2,000,988 shares reserved for the exercise of outstanding warrants, 3,017,687 shares reserved for issuance upon exercise of outstanding options, and 3,539,326 shares of our common stock are reserved for future awards under our employee equity incentive plans. The issuance of our shares of common stock upon the exercise of stock options or warrants, or conversion of our preferred stock, will increase the number of our publicly traded shares, which could depress the market price of our common stock.

The perceived risk of dilution may cause our common stockholders to sell their shares, which would contribute to a downward movement in the price of our common stock.  Moreover, the perceived risk of dilution and the resulting downward pressure on our common stock price could encourage investors to engage in short sales of our common stock.  By increasing the number of shares offered for sale, material amounts of short selling could further contribute to progressive price declines in our common stock.

We could use preferred stock to fund operations or resist takeovers, and the issuance of preferred stock may cause additional dilution.

Our certificate of incorporation, as amended, authorizes the issuance of up to 10,000,000 shares of preferred stock, of which 5,045 shares of Series A-1, A-2 and A-4 preferred stock are currently issued and outstanding, and 9,171 shares of our Series B-2 preferred stock are issued and outstanding as of January 26, 2018.  Our certificate of incorporation gives our board of directors the authority to issue preferred stock without any further approval of our stockholders.  We may issue additional shares of preferred stock to raise money to finance our operations.  We may authorize the issuance of the preferred stock in one or more series. In addition, we may set the terms of preferred stock, including:

●	dividend and liquidation preferences;
●	voting rights;
●	conversion privileges;
●	redemption terms; and
●	other privileges and rights of the shares of each authorized series.

The issuance of large blocks of our preferred stock could possibly have a dilutive effect on our existing stockholders.  It can also negatively impact our existing stockholders’ liquidation preferences.  In addition, while we include preferred stock in our capitalization to improve our financial flexibility, we could possibly issue our preferred stock to friendly third parties to preserve control by present management.  This could occur if we become subject to a hostile takeover that could ultimately benefit our stockholders and us.

Risks Related to the Merger

The Merger may not be completed within the expected timeframe or at all, and the failure to complete the Merger may negatively affect the trading price of our common stock and could adversely affect our future business and financial results.

The Merger is subject to a number of risks and uncertainties, including (1) Fusion and Birch may not be able to obtain the financing necessary to complete the Merger; (2) our stockholders may not approve the Merger and the related transactions at our upcoming annual meeting of stockholders scheduled for February 21, 2018; (3) Fusion and Birch may not obtain all necessary regulatory approvals or such approvals may not be obtained in a timely fashion; and (4) timely satisfaction of all other closing conditions to the Merger. The Company may also face litigation in connection with the Merger that could prevent or materially delay its consummation or create additional liabilities for the Company.

We will need to refinance the outstanding indebtedness of Fusion and Birch simultaneously with the closing of the Merger. If the Merger is consummated, we currently expect that the combined outstanding indebtedness of Fusion and Birch will be approximately $620 million as of the closing of the Merger. While we have been seeking loan commitments since we entered into the Merger Agreement in August 2016, we have not yet obtained a commitment.

Failure to complete the Merger or significant delays in its completion, including due to a failure or delay in our ability to obtain financing, could negatively affect the trading price of our common stock, adversely affect our future business and financial results and could result in our failure to timely realize certain synergies relating to such acquisition. Any delay or failure to consummate the Merger could also result in a negative reaction from the financial markets, particularly if the current market price of our common stock reflects market assumptions that the Merger will be completed, which could cause the value of your investment to decline.

You will experience substantial dilution if the Merger is consummated.

If the Merger is consummated, BCHI will receive consideration in the amount of the Merger Shares to be issued pursuant to the terms of the Merger Agreement. Therefore, there will be substantial dilution to the Fusion stockholders, including the investors in this offering, if the Merger is completed. The Fusion stockholders will have lower equity participation in the combined company and, as a result, reduced opportunity to participate in any future earnings or growth of the combined company and future appreciation in the value of its common stock than they have prior to the Merger.

If the Reverse Stock Split is consummated, our total market capitalization may decrease.

If the Reverse Stock Split is approved by our stockholders at the annual meeting scheduled for February 21, 2018, and is completed prior to the close of the Merger, the market price per share of our common stock after the Reverse Stock Split may not increase in proportion to the reduction in the number of shares of our common stock outstanding before the Reverse Stock Split, if and when it is effected. Accordingly, the total market capitalization of our common stock (the aggregate value of all of our common stock at the then existing market price) after the Reverse Stock Split may be lower than the total market capitalization before the Reverse Stock Split. There are numerous factors and contingencies that could affect our stock price following the Reverse Stock Split, including, but not limited to, the status of the market for our common stock at the time, our reported results of operations in future periods, and general economic, market and industry conditions, and the market price of our common stock may not be sustainable at the bid price following the Reverse Stock Split.

The existing stockholders of Fusion will comprise a minority of the combined company after the consummation of the Merger and the Birch stockholders will nominate a majority of the Board of Directors.

If the Merger is consummated, BCHI will receive the Merger Shares, making it the majority stockholders of Fusion. Furthermore, under the terms of the Merger, BCHI is entitled to nominate five of the nine directors serving on the Company’s board after the Merger (subject to Nasdaq’s independence requirements and one of the designees being subject to the reasonable consent of Fusion). Accordingly, BCHI will likely have substantial influence over our board and our operations after the consummation of the Merger.

The number of shares issuable as consideration will not be affected by an increase the trading price of our common stock.

The consideration payable in connection with the Merger is a fixed number of shares of our common stock based upon the number of shares of our common stock issued and outstanding immediately prior to the closing of the Merger (subject to certain exceptions), and the number of our shares issuable upon exercise of all of our in-the-money outstanding warrants. Therefore, our stockholders, including the investors in this offering, will not be able to benefit from an increase in the trading price of our common stock during the pendency of the Merger, with respect to the consideration payable for Birch. Furthermore, the Merger Agreement does not provide Fusion with a price-based termination right, a merger consideration adjustment or any similar protections.

We may not realize the revenue growth opportunities and cost synergies that are anticipated from the Merger as we may experience difficulties in integrating Birch’s business with that of ours.

The benefits that are expected to result from the Merger will depend, in part, on our ability to realize the anticipated revenue growth opportunities and cost synergies projected to result from the Merger. Our success in realizing these revenue growth opportunities and cost synergies, and the timing of this realization, depends on the successful integration of Birch. There is a significant degree of difficulty and management distraction inherent in the process of integrating an acquisition as sizable as the one proposed with Birch. The process of integrating operations could cause an interruption of, or loss of momentum in, our and Birch’s activities. Members of our senior management may be required to devote considerable amounts of time to this integration process, which will decrease the time they will have to manage Fusion, service existing customers, attract new customers and develop new products or strategies. If senior management is not able to effectively manage the integration process, or if any significant business activities are interrupted as a result of the integration process, our business could suffer. There can be no assurance that we will successfully or cost-effectively integrate Birch. The failure to do so could have a material adverse effect on our business, financial condition or results of operations.

Even if we are able to integrate Birch successfully, this integration may not result in the realization of the full benefits of the growth opportunities and cost synergies that we currently project from this Merger, and we cannot guarantee that these benefits will be achieved within anticipated timeframes or at all. For example, we may not be able to eliminate duplicative costs. Moreover, we may incur substantial expenses in connection with the integration of Birch. While it is anticipated that certain expenses will be incurred to achieve cost synergies, such expenses are difficult to estimate accurately, and may exceed current estimates. Accordingly, the benefits from the planned acquisition may be offset by costs incurred to, or delays in, integrating the businesses.

The Merger could impact or cause disruptions in Fusion’s and Birch’s businesses which could have an adverse effect on our business, financial condition or results of operations following its completion.

The Merger could cause disruption in Fusion’s and Birch’s businesses, including:

●
Fusion’s and Birch’s current and prospective customers and suppliers may experience uncertainty associated with the Merger, including with respect to current or future business relationships with Fusion, Birch or the combined business and may attempt to negotiate changes in existing business;

●	Fusion’s and Birch’s employees may experience uncertainty about their future roles with the combined company, which may adversely affect Fusion’s and Birch’s ability to retain and hire key employees;
●	the Merger may give rise to potential liabilities; and
●
the attention of Fusion’s management team and that of Birch may be directed toward the completion and implementation of the Merger and transaction-related considerations and may be diverted from the day-to-day business operations of the respective companies.

In connection with the Merger, we could also encounter additional transaction and integration-related costs or other factors such as the failure to realize all of the benefits anticipated in the Merger. Disruption to Fusion’s and Birch’s business could be exacerbated by a delay in the completion of the Merger.

The debt we expect to incur in connection with the Merger could have a negative impact on our liquidity or restrict our future activities.

Our new credit facilities related to the Merger will likely contain various covenants that limit our ability to engage in specified types of transactions. Our overall leverage and the terms of these financing arrangements could:

●	limit our ability to obtain additional financing in the future for working capital, capital expenditures and acquisitions;
●	make it more difficult to satisfy our obligations under the terms of our indebtedness;
●	limit our ability to refinance our indebtedness on terms acceptable to us or at all;
●
limit our flexibility to plan for and adjust to changing business and market conditions in the industries in which we operate and increase our vulnerability to general adverse economic and industry conditions;

●
require us to dedicate a substantial portion of our cash flow to make interest and principal payments on our debt, thereby limiting the availability of our cash flow to fund future acquisitions, working capital, business activities, and other general corporate requirements;

●
limit our ability to obtain additional financing for working capital, to fund growth or for general corporate purposes, even when necessary to maintain adequate liquidity, particularly if any ratings assigned to our debt securities by rating organizations were revised downward; and

●	subject us to higher levels of indebtedness than our competitors, which may cause a competitive disadvantage and may reduce our flexibility in responding to increased competition.

In addition, such restrictive covenants could require us to maintain specified financial ratios and satisfy other financial condition tests. Our ability to meet those financial ratios and tests will depend on our ongoing financial and operating performance, which, in turn, will be subject to economic conditions and to financial, market, and competitive factors, many of which are beyond our control. A breach of any of these covenants could result in a default under the instruments governing our indebtedness.

The indemnification provided by BCHI to Fusion regarding various litigation matters and pending regulatory proceedings may not be sufficient to cover the full amount owed.

As a result of the Merger, Birch and certain of its subsidiaries that are involved in various litigation matters and pending regulatory proceedings will become subsidiaries of Fusion and, as a result, Fusion will be responsible for any liabilities arising from those various matters once the Merger closes.   Pursuant to the Merger Agreement, BCHI entered into a letter agreement with Fusion under which it agreed, for a period of 18 months following the closing of the Merger, to indemnify and hold harmless Fusion for and against any and all losses in excess of $500,000 that are related to, or arise from, certain specified litigation and regulatory matters, subject to a maximum aggregate liability of $25 million.  Amounts owed by BCHI under this indemnity may be paid in cash or shares of our common stock at the option of BCHI, with such shares valued for this purpose at the greater of (A) $2.00 or (B) the weighted average daily closing bid price during a certain period prior to transfer.  The BCHI indemnification will not provide us protection if (i) Birch and our other new subsidiaries have liabilities for litigation or regulatory matters that are not specifically enumerated in the indemnification letter, (ii) the liabilities relating to the covered matters do not arise until after the 18 month indemnity period, or (iii) to the extent the aggregate liability relating to such matters exceeds $25 million.  Furthermore, if an indemnifiable claim exists and BCHI elects to pay it with shares of our common stock, we may not have sufficient cash on-hand to cover the required payments.  In addition, if the price of our common stock is lower than $2.00 per share, then the indemnification payment in shares will be less than the losses that we incur.

Birch and its subsidiaries that become part of Fusion due to the Merger may have liabilities that are not known, probable or estimable at this time.

Birch and its subsidiaries that become part of Fusion due to the Merger may have unasserted claims or assessments, or other liabilities that we failed or were unable to discover or identify in the course of performing our due diligence investigations in connection with the Merger. In addition, there may be liabilities that are neither probable nor estimable at this time that may become probable or estimable in the future. Any such liabilities, individually or in the aggregate, could have a material adverse effect on our financial results. We may learn additional information about Birch and that adversely affects us, such as unknown, unasserted or contingent liabilities and issues relating to compliance with applicable laws.  After the consummation of the Merger, we will become subject to all of the liabilities of Birch, subject to the spin-off of Birch’s US-based consumer business prior to the consummation of the Merger.

USE OF PROCEEDS

We estimate that the net proceeds to us from the sale of our common stock in this offering will be approximately $33,219,000 after deducting underwriting discounts and commissions and estimated offering expenses payable by us, or approximately $38,268,000 if the underwriters exercise their over-allotment option in full.

We expect to use the net proceeds from the sale of our common stock in this offering for working capital and other general corporate purposes and, if required, to prepay indebtedness as described below. We have not determined the amounts we plan to spend on the areas listed above or the timing of these expenditures. As a result, our management will have broad discretion in the application of the net proceeds of this offering. Pending the application of the net proceeds, we expect to invest the net proceeds of this offering in investment-grade, interest-bearing securities. Our management will have broad discretion to allocate the net proceeds of this offerings.

To the extent that the net proceeds from this offering exceed the amount permitted by the EWB Waiver we may be required to use some of the proceeds to pay down borrowings under the East West Bank Credit Facility. Borrowings under the East West Credit Facility mature on November 12, 2021 and are evidenced by notes bearing interest at rates computed based upon either the then current “prime” rate of interest or “LIBOR” rate of interest, as selected by our subsidiary Fusion NBS Acquisition Corp. (“FNAC”). Interest on borrowings that FNAC designates as “base rate” loans bear interest at the greater of the prime rate published by the Wall Street Journal or 3.25% per annum, in each case plus 2% per annum. Interest on borrowings that FNAC designates as “LIBOR rate” loans bear interest at the LIBOR rate of interest published by the Wall Street Journal, plus 5% per annum. The current interest rate is 6.5% per annum.

The completion of this offering is not a requirement for the consummation of the Merger.

DIVIDEND POLICY

We have never paid any cash dividends on our common stock and do not anticipate paying any cash dividends on our common stock in the foreseeable future. We anticipate that we will retain any earnings and other cash resources for investment in our business. The payment of dividends on our common stock is subject to the discretion of our board of directors and will depend on our operations, financial position, financial requirements, general business conditions, restrictions imposed by financing arrangements, if any, legal restrictions on the payment of dividends and other factors that our board of directors deems relevant. The payment of dividends on our common stock is also subject to provisions of the Delaware General Corporation Law prohibiting the payment of dividends except out of surplus.

COMMON STOCK PRICE RANGE

Our common stock is currently listed on The Nasdaq Capital Market under the symbol “FSNN.” The following table lists for the calendar quarters indicated the high and low sales prices for our common stock on The Nasdaq Capital Market.

Year Ended December 31, 2018	High	Low
First Quarter (through January 31, 2018)	$4.42	$3.00
Year Ended December 31, 2017
First Quarter	$2.02	$1.28
Second Quarter	$1.90	$1.30
Third Quarter	$3.57	$1.11
Fourth Quarter	$4.08	$2.30
Year Ended December 31, 2016
First Quarter	$3.80	$1.69
Second Quarter	$2.09	$1.20
Third Quarter	$2.46	$1.30
Fourth Quarter	$1.71	$0.96

On August 25, 2017, the last trading day before the public announcement of the signing of the Merger Agreement, the closing sale price of our common stock was $1.23. On January 31, 2018, the latest practicable date before the date of this prospectus supplement, the closing sale price of our common stock was $3.44.

The market price for the shares of our common stock has fluctuated since we announced the Merger Agreement and is expected to continue to fluctuate. No assurance can be given concerning the market price of our common stock.

If the Merger is consummated, we intend to continue having our common stock listed on The Nasdaq Capital Market under Fusion’s new name, “Fusion Connect, Inc.,” and the existing symbol “FSNN.”

The comparisons contained herein may not provide meaningful information to you in determining whether to purchase our common stock. You are urged to obtain current sale prices of our common stock and to carefully review the other information contained in this prospectus supplement, the accompany prospectus and the documents incorporated by reference herein or therein. See “Where You Can Find More Information” and “Incorporation of Certain Information By Reference” in this prospectus supplement.

DESCRIPTION OF OUR COMMON STOCK

Common Stock

In this offering we are offering 11,250,000 shares of our common stock (or 12,937,500 shares of common stock if the underwriters exercise their option to purchase additional shares of common stock in full). The material terms and provisions of our common stock are described under the caption “Description of Capital Stock” in the accompanying prospectus.

CAPITALIZATION

The following table sets forth our cash, cash equivalents and available-for-sale securities and our capitalization as of September 30, 2017:

●	on an actual basis; and

●
on an as adjusted basis to give effect to the sale by us of 11,250,000 shares of our common stock issued in this offering, after deducting the underwriting discounts and commissions and estimated offering expenses payable by us.

This table should be read in conjunction with “Use of Proceeds” in this prospectus supplement as well as “Management’s Discussion and Analysis of Financial Condition and Results of Operations” contained in our Annual Report on Form 10-K for the year ended December 31, 2016, as amended, and our Quarterly Report on Form 10-Q for the period ended September 30, 2017, which are incorporated by reference into this prospectus supplement and the accompanying prospectus.

	September 30, 2017
	Actual	As adjusted
	(unaudited)
Cash, cash equivalents	$2,341,634	$35,560,987
Long-term liabilities (includes current portion of long-term debt)	100,242,590	100,242,590
Stockholders’ equity:
Preferred stock, $0.01 par value, 10,000,000 shares authorized, 14,341 shares issued and outstanding	143	143
Common stock, $0.01 par value, 90,000,000 shares authorized, 22,296,683 shares issued and outstanding as of September 30, 2017, actual; 33,546,683 shares issued and outstanding, as adjusted	222,967	335,467
Capital in excess of par value	193,642,257	226,749,110
Accumulated deficit	(193,312,093)	(193,312,093)
Total stockholders’ equity	553,274	33,772,627
Total capitalization	$100,795,864	$134,015,217

The number of shares of our common stock shown as issued and outstanding in the table above excludes, as of September 30, 2017, the following:

●	2,658,900 shares of our common stock that have been reserved for issuance upon exercise of outstanding warrants with a weighted average exercise price of $5.18 per share;
●	2,222,288 shares of our common stock subject to outstanding options with a weighted average exercise price of $2.33 per share;
●	3,504,798 shares of our common stock reserved for issuance in connection with future awards under our equity incentive plans; and
●	2,067,358 shares of our common stock that have been reserved for issuance upon conversion of outstanding shares of our preferred stock with a weighted average conversion price of $9.48 per share.

The above capitalization does not give effect to the Reverse Stock Split, the issuance of the Merger Shares, or exercise by the underwriters of their option to purchase additional shares to cover over-allotments, if any.

DILUTION

If you invest in our common stock, your ownership interest will be diluted to the extent of the difference between the amount per share paid by purchasers of shares of our common stock in this offering and the as adjusted net tangible book value per share of our common stock immediately after the completion of this offering.

Our net tangible book value is the amount of our total tangible assets less our total liabilities. Net tangible book value per share is our net tangible book value divided by the number of shares of common stock outstanding as of September 30, 2017. Our net tangible book value as of September 30, 2017 was $(93) million, or $(4.17) per share, based on 22,296,683 shares of our common stock outstanding as of September 30, 2017.

After giving effect to the sale of 11,250,000 shares of common stock by us in this offering at the public offering price of $3.20 per share, and after deducting the underwriting discounts and commissions and estimated offering expenses payable by us, our as adjusted net tangible book value at September 30, 2017 would have been approximately $(59.8) million, or $(1.78) per share of common stock.  This represents an immediate increase in as adjusted net tangible book value of $2.39 per share to existing stockholders and an immediate dilution of $4.98 per share to investors purchasing shares of common stock in this offering.

The following table illustrates this dilution on a per share basis:

Public offering price per share		$3.20
Net tangible book value per share as of September 30, 2017	$(4.17)
Increase in net tangible book value per share attributable to investors participating in this offering	$2.39
As adjusted net tangible book value per share immediately after this offering		$(1.78)
As adjusted dilution per share to investors participating in this offering		$4.98

If the underwriters exercises in full their option to purchase an additional 1,687,500 shares of our common stock at the public offering price of $3.20 per share, the as adjusted net tangible book value after this offering would be $(1.55) per share, representing an increase in net tangible book value of $2.62 per share to existing stockholders and immediate dilution of $4.75 per share to investors purchasing our common stock in this offering.

The number of shares of our common stock set forth in the above table excludes the following as of September 30, 2017:

●	2,658,900 shares of our common stock that have been reserved for issuance upon exercise of outstanding warrants with a weighted average exercise price of $5.18 per share;
●	2,222,288 shares of our common stock subject to outstanding options with a weighted average exercise price of $2.33 per share;
●	3,504,798 shares of our common stock reserved for issuance in connection with future awards under our equity incentive plans; and
●	2,067,358 shares of our common stock that have been reserved for issuance upon conversion of outstanding shares of our preferred stock with a weighted average conversion price of $9.48 per share.

The above dilution calculations do not give effect to the Reverse Stock Split, the issuance of the Merger Shares, or exercise by the underwriters of their option to purchase additional shares to cover over-allotments, if any, which, if effected, will further dilute the interest of the common stockholders, including the investors in this offering.

To the extent that outstanding options or warrants are exercised, investors purchasing our common stock in this offering will experience further dilution. Furthermore, we may choose to raise additional capital through the sale of equity or convertible debt securities due to market conditions or strategic considerations even if we believe we have sufficient funds for our current or future operating plans. To the extent we issue additional shares of common stock or other equity or convertible debt securities in the future, there will be further dilution to investors participating in this offering.

UNDERWRITING

We are offering the shares of our common stock described in this prospectus supplement and the accompanying prospectus through the underwriters listed below. Craig-Hallum Capital Group LLC is acting as the representative of the underwriters for this offering. The underwriters named below have agreed to buy, subject to the terms of the underwriting agreement, the number of shares of common stock listed opposite their names below. The underwriters are committed to purchase and pay for all of these shares if any are purchased, other than those shares covered by the over-allotment option described below.

Underwriters	Number of Shares
Craig-Hallum Capital Group LLC	6,750,000
B. Riley FBR, Inc.	4,500,000
Total	11,250,000

The underwriters have advised us that they propose to offer the shares of our common stock to the public at a price of $3.20 per share. The underwriters propose to offer the shares of our common stock to certain dealers at the same price less a concession of not more than $0.1248 per share. After this offering, these figures may be changed by the underwriters.

The shares of our common stock sold in this offering are expected to be ready for delivery on or about February 5, 2018, against payment in immediately available funds. The underwriters may reject all or part of any order.

We have granted to the underwriters an option to purchase up to an additional 1,687,500 shares of our common stock from us at the same price to the public, and with the same underwriting discount, as set forth in the table below. The underwriters may exercise this option any time during the 45-day period after the date of this prospectus supplement, but only to cover over-allotments, if any. To the extent the underwriters exercise this option, the underwriters will become obligated, subject to certain conditions, to purchase the shares for which they exercise this option.

The table below summarizes the underwriting discount that we will pay to the underwriters. These amounts are shown assuming both no exercise and full exercise of the over-allotment option. In addition to the underwriting discount, we have agreed to pay up to $100,000 of the fees and expenses of the underwriters, which may include the fees and expenses of counsel to the underwriters. The fees and expenses of the underwriters that we have agreed to reimburse are not included in the underwriting discount set forth in the table below. The underwriting discount and reimbursable expenses the underwriters will receive were determined through arms’ length negotiations between us and the underwriters.

	Per Share	Total with No Over-Allotment	Total with Over-Allotment
Underwriting discount to be paid by us	$0.208	$2,340,000	$2,691,000

We estimate that the total expenses of this offering, excluding the underwriting discount, will be $441,000. This includes $100,000 of the fees and expenses of the underwriters. These expenses are payable by us.

We also have agreed to indemnify the underwriters against certain liabilities, including civil liabilities under the Securities Act of 1933, as amended (the “Securities Act”), or to contribute to payments that the underwriters may be required to make in respect of those liabilities.

No Sales of Similar Securities

We and each of our directors and certain executive officers have agreed not to offer, sell, agree to sell, directly or indirectly, or otherwise dispose of any shares of our common stock or any securities convertible into or exchangeable for shares of common stock without the prior written consent of Craig-Hallum Capital Group LLC for a period of 90 days after the date of this prospectus supplement. These lock-up agreements provide limited exceptions, including in connection with the exercise or conversion of our securities in connection with the Merger, and their restrictions may be waived at any time by Craig-Hallum Capital Group LLC.

Price Stabilization, Short Positions and Penalty Bids

To facilitate this offering, the underwriters may engage in transactions that stabilize, maintain or otherwise affect the price of our common stock during and after this offering. Specifically, the underwriters may over-allot or otherwise create a short position in our common stock for their own account by selling more shares of common stock than we have sold to the underwriters. The underwriters may close out any short position by either exercising their option to purchase additional shares or purchasing shares in the open market.

In addition, the underwriters may stabilize or maintain the price of our common stock by bidding for or purchasing shares in the open market and may impose penalty bids. If penalty bids are imposed, selling concessions allowed to broker-dealers participating in this offering are reclaimed if shares previously distributed in this offering are repurchased, whether in connection with stabilization transactions or otherwise. The effect of these transactions may be to stabilize or maintain the market price of our common stock at a level above that which might otherwise prevail in the open market. The imposition of a penalty bid may also affect the price of our common stock to the extent that it discourages resales of our common stock. The magnitude or effect of any stabilization or other transactions is uncertain. These transactions may be effected on The Nasdaq Capital Market or otherwise and, if commenced, may be discontinued at any time.

In connection with this offering, the underwriters and selling group members may also engage in passive market making transactions in our common stock on The Nasdaq Capital Market. Passive market making consists of displaying bids on The Nasdaq Capital Market limited by the prices of independent market makers and effecting purchases limited by those prices in response to order flow. Rule 103 of Regulation M promulgated by the SEC limits the amount of net purchases that each passive market maker may make and the displayed size of each bid. Passive market making may stabilize the market price of our common stock at a level above that which might otherwise prevail in the open market and, if commenced, may be discontinued at any time.

Neither we nor the underwriters make any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the price of our common stock. In addition, neither we nor the underwriters make any representation that the underwriters will engage in these transactions or that any transaction, if commenced, will not be discontinued without notice.

Affiliations

The underwriters and their affiliates are full service financial institutions engaged in various activities, which may include securities trading, commercial and investment banking, financial advisory, investment management, investment research, principal investment, hedging, financing and brokerage activities. The underwriters may in the future engage in investment banking and other commercial dealings in the ordinary course of business with us or our affiliates. The underwriters may in the future receive customary fees and commissions for these transactions.

In the ordinary course of their various business activities, the underwriters and their affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers, and such investment and securities activities may involvesecurities and/or instruments of the issuer. The underwriters and their affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or instruments and may at any time hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

Electronic Offer, Sale and Distribution

In connection with this offering, the underwriters or certain of the securities dealers may distribute prospectuses by electronic means, such as e-mail. In addition, the underwriters may facilitate Internet distribution for this offering to certain of their Internet subscription customers. The underwriters may allocate a limited number of shares for sale to their onlinebrokerage customers. An electronic prospectus is available on the Internet websites maintained by any such underwriters. Other than the prospectus in electronic format, the information on the websites of the underwriters is not part of this prospectus supplement or the accompanying prospectus.

Listing

Our common stock is listed on The Nasdaq Capital Market under the symbol “FSNN.”

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is Continental Stock Transfer & Trust Co. The transfer agent and registrar’s address is One State Street, 30th Floor, New York, New York 10004.

Selling Restrictions

Canada. The securities may be sold in Canada only to purchasers purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45 106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31 103 Registration Requirements, Exemptions and Ongoing Registrant Obligations. Any resale of the securities must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws.

Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus supplement (including any amendment thereto) contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for particulars of these rights or consult with a legal advisor.

Pursuant to section 3A.3 of National Instrument 33 105 Underwriting Conflicts (NI 33 105), the underwriters are not required to comply with the disclosure requirements of NI 33 105 regarding underwriter conflicts of interest in connection with this offering.

European Economic Area. In relation to each Member State of the European Economic Area which has implemented the Prospectus Directive (each, a “Relevant Member State”) an offer to the public of any shares of our common stock may not be made in that Relevant Member State, except that an offer to the public in that Relevant Member State of any shares of our common stock may be made at any time under the following exemptions under the Prospectus Directive, if they have been implemented in that Relevant Member State:

●
to any legal entity which is a qualified investor as defined in the Prospectus Directive;

●
to fewer than 100 or, if the Relevant Member State has implemented the relevant provision of the 2010 PD Amending Directive, 150, natural or legal persons (other than qualified investors as defined in the Prospectus Directive), as permitted under the Prospectus Directive, subject to obtaining the prior consent of the representatives for any such offer; or

●
in any other circumstances falling within Article 3(2) of the Prospectus Directive, provided that no such offer of shares of our common stock shall result in a requirement for the publication by us or any underwriter of a prospectus pursuant to Article 3 of the Prospectus Directive.

For the purposes of this provision, the expression an “offer to the public” in relation to any shares of our common stock in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and any shares of our common stock to be offered so as to enable an investor to decide to purchase any shares of our common stock, as the same may be varied in that Member State by any measure implementing the Prospectus Directive in that Member State, the expression “Prospectus Directive” means Directive 2003/71/EC (and amendments thereto, including the 2010 PD Amending Directive, to the extent implemented in the Relevant Member State), and includes any relevant implementing measure in the Relevant Member State, and the expression “2010 PD Amending Directive” means Directive 2010/73/EU.

United Kingdom. Each underwriter has represented and agreed that:

●
it has only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the Financial Services and Markets Act 2000 (the “FSMA”)) received by it in connection with the issue or sale of the shares of our common stock in circumstances in which Section 21(1) of the FSMA does not apply to us; and

●
it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the shares of our common stock in, from or otherwise involving the United Kingdom.

Switzerland. The shares may not be publicly offered in Switzerland and will not be listed on the SIX Swiss Exchange (the “SIX”) or on any other stock exchange or regulated trading facility in Switzerland. This document has been prepared without regard to the disclosure standards for issuance prospectuses under art. 652a or art. 1156 of the Swiss Code of Obligations or the disclosure standards for listing prospectuses under art. 27 ff. of the SIX Listing Rules or the listing rules of any other stock exchange or regulated trading facility in Switzerland. Neither this document nor any other offering or marketing material relating to the shares or the offering may be publicly distributed or otherwise made publicly available in Switzerland.

Neither this document nor any other offering or marketing material relating to the offering, or the shares have been or will be filed with or approved by any Swiss regulatory authority. In particular, this document will not be filed with, and the offer of shares will not be supervised by, the Swiss Financial Market Supervisory Authority FINMA, and the offer of shares has not been and will not be authorized under the Swiss Federal Act on Collective Investment Schemes (“CISA”). Accordingly, no public distribution, offering or advertising, as defined in CISA, its implementing ordinances and notices, and no distribution to any non-qualified investor, as defined in CISA, its implementing ordinances and notices, shall be undertaken in or from Switzerland, and the investor protection afforded to acquirers of interests in collective investment schemes under CISA does not extend to acquirers of shares.

Australia. No placement document, prospectus, product disclosure statement or other disclosure document has been lodged with the Australian Securities and Investments Commission (“ASIC”), in relation to the offering.

This prospectus supplement does not constitute a prospectus, product disclosure statement or other disclosure document under the Corporations Act 2001 (the “Corporations Act”), and does not purport to include the information required for a prospectus, product disclosure statement or other disclosure document under the Corporations Act.

Any offer in Australia of the shares may only be made to persons (the “Exempt Investors”) who are “sophisticated investors” (within the meaning of section 708(8) of the Corporations Act), “professional investors” (within the meaning of section 708(11) of the Corporations Act) or otherwise pursuant to one or more exemptions contained in section 708 of the Corporations Act so that it is lawful to offer the shares without disclosure to investors under Chapter 6D of the Corporations Act.

The shares applied for by Exempt Investors in Australia must not be offered for sale in Australia in the period of 12 months after the date of allotment under the offering, except in circumstances where disclosure to investors under Chapter 6D of the Corporations Act would not be required pursuant to an exemption under section 708 of the Corporations Act or otherwise or where the offer is pursuant to a disclosure document which complies with Chapter 6D of the Corporations Act. Any person acquiring shares must observe such Australian on-sale restrictions.

This prospectus supplement contains general information only and does not take account of the investment objectives, financial situation or particular needs of any particular person. It does not contain any securities recommendations or financial product advice. Before making an investment decision, investors need to consider whether the information in this prospectus supplement and the accompanying prospectus is appropriate to their needs, objectives and circumstances, and, if necessary, seek expert advice on those matters.

Notice to Prospective Investors in Israel

In the State of Israel this prospectus supplement and the accompanying prospectus shall not be regarded as an offer to the public to purchase securities under the Israeli Securities Law, 5728 — 1968, which requires a prospectus to be published and authorized by the Israel Securities Authority, if it complies with certain provisions of Section 15 of the Israeli Securities Law, 5728 — 1968, including, inter alia, if: (i) the offer is made, distributed or directed to not more than 35 investors, subject to certain conditions, or the Addressed Investors; or (ii) the offer is made, distributed or directed to certain qualified investors defined in the First Addendum of the Israeli Securities Law, 5728 — 1968, subject to certain conditions, or the Qualified Investors. The Qualified Investors shall not be taken into account in the count of the Addressed Investors and may be offered to purchase securities in addition to the 35 Addressed Investors. Our company has not and will not take any action that would require it to publish a prospectus in accordance with and subject to the Israeli Securities Law, 5728 — 1968. We have not and will not distribute this prospectus supplement or the accompanying prospectus or make, distribute or direct an offer to subscribe for our securities to any person within the State of Israel, other than to Qualified Investors and up to 35 Addressed Investors.

Qualified Investors may have to submit written evidence that they meet the definitions set out in of the First Addendum to the Israeli Securities Law, 5728 — 1968. In particular, we may request, as a condition to be offered securities, that Qualified Investors will each represent, warrant and certify to us or to anyone acting on our behalf: (i) that it is an investor falling within one of the categories listed in the First Addendum to the Israeli Securities Law, 5728 — 1968; (ii) which of the categories listed in the First Addendum to the Israeli Securities Law, 5728 — 1968 regarding Qualified Investors is applicable to it; (iii) that it will abide by all provisions set forth in the Israeli Securities Law, 5728 — 1968 and the regulations promulgated thereunder in connection with the offer to be issued securities; (iv) that the securities that it will be issued are, subject to exemptions available under the Israeli Securities Law, 5728 — 1968: (a) for its own account; (b) for investment purposes only; and (c) not issued with a view to resale within the State of Israel, other than in accordance with the provisions of the Israeli Securities Law, 5728 — 1968; and (v) that it is willing to provide further evidence of its Qualified Investor status. Addressed Investors may have to submit written evidence in respect of their identity and may have to sign and submit a declaration containing, inter alia, the Addressed Investor’s name, address and passport number or Israeli identification number.

LEGAL MATTERS

The validity of the common stock offered hereby will be passed upon by Kelley Drye & Warren LLP, New York, New York. Certain legal matters in connection with this offering will be passed upon for the underwriters by Faegre Baker Daniels LLP, Minneapolis, Minnesota.

EXPERTS

The consolidated balance sheets of Fusion Telecommunications International, Inc. as of December 31, 2016 and 2015, and the related consolidated statement of operations, changes in stockholders’ equity and cash flows for each of the years in the two-year period ended December 31, 2016, have been audited by EisnerAmper LLP, independent registered public accounting firm, as stated in their report which is incorporated herein by reference.  Such financial statements have been incorporated herein by reference in reliance on the report of such firm given upon their authority as experts in accounting and auditing.

The balance sheets of Apptix, Inc. as of September 30, 2016 and December 31, 2015, and the related statements of operations, changes in stockholder’s equity, and cash flows for the period from January 1, 2016 through September 30, 2016 and the year ended December 31, 2015, have been audited by EisnerAmper LLP, independent registered public accounting firm, as stated in their report which is incorporated herein by reference. Such financial statements have been incorporated herein by reference in reliance on the report of such firm given upon their authority as experts in accounting and auditing.

The balance sheets of Birch Communications Holdings, Inc. as of December 31, 2016 and 2015, and the related consolidated statement of operations, changes in stockholders’ equity and cash flows for each of the years in the two-year period ended December 31, 2016, have been audited by McNair, McLemore, Middlebrooks & Co., LLC, independent public accounting firm, as stated in their report which is incorporated herein by reference. Such financial statements have been incorporated herein by reference in reliance on the report of such firm given upon their authority as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any reports, statements and other information, as well as the registration statement of which this prospectus supplement forms a part, at the SEC’s public reference room at 100 F Street, NE, Room 1580, Washington, D.C. 20549. You may request copies of these documents by writing to the SEC and paying the required fee for copying. Please call the SEC at 1-800-SEC-0330 for more information about the operation of the public reference room. The SEC also maintains an Internet site that contains reports, proxy and information statements and other information filed electronically with the SEC. The address of that site is www.sec.gov. The information on this website is not and should not be considered part of this prospectus supplement and is not incorporated by reference in this document, other than that information specifically incorporated by reference below. This website is and is only intended to be an inactive textual reference.

Each statement made in this prospectus supplement or the accompanying prospectus concerning a document filed as an exhibit to the registration statement is qualified in its entirety by reference to that exhibit for a complete description of its provisions.

We make available, free of charge, on or through our web site, copies of our proxy statements, our annual reports on Form 10-K, our quarterly reports on Form 10-Q, our current reports on Form 8-K and amendments to those reports filed or furnished pursuant to Section 13(a) or 15(d) of the Exchange Act, as soon as reasonably practicable after we electronically file them with or furnish them to the SEC.  We maintain a web site at www.fusionconnect.com.   The information contained on our web site is not part of this prospectus supplement, the accompanying prospectus or the registration statement of which this prospectus supplement forms a part.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to “incorporate by reference” information that we file with them. Incorporation by reference allows us to disclose important information to you by referring you to those other documents. The information incorporated by reference is an important part of this prospectus supplement and the accompanying prospectus, and information that we file later with the SEC will automatically update and supersede this information. We filed a registration statement on Form S-3 under the Securities Act with the SEC with respect to the securities being offered pursuant to this prospectus supplement. This prospectus supplement and the accompanying prospectus omit certain information contained in the registration statement, as permitted by the SEC. You should refer to the registration statement, including the exhibits, for further information about us and the securities being offered pursuant to this prospectus supplement. Statements in this prospectus supplement and the accompanying prospectus regarding the provisions of certain documents filed with, or incorporated by reference in, the registration statement are not necessarily complete and each statement is qualified in all respects by that reference. Copies of all or any part of the registration statement, including the documents incorporated by reference or the exhibits, may be obtained upon payment of the prescribed rates at the offices of the SEC listed above in “Where You Can Find More Information.”

We specifically incorporate by reference into this prospectus supplement the documents listed below that have previously been filed with the SEC:

●	Our Annual Report on Form 10-K for the fiscal year ended December 31, 2016 filed with the SEC on March 21, 2017 and amended on April 11, 2017, April 28, 2017 and December 15, 2017;
●	Our Quarterly Report on Form 10-Q for the quarter ended March 31, 2017 filed with the SEC on May 12, 2017;
●	Our Quarterly Report on Form 10-Q for the quarter ended June 30, 2017 filed with the SEC on August 14, 2017;
●	Our Quarterly Report on Form 10-Q for the quarter ended September 30, 2017 filed with the SEC on November 13, 2017;
●	Our Current Report on Form 8-K/A filed with the SEC on January 27, 2017;
●	Our Current Report on Form 8-K filed with the SEC on February 21, 2017;
●	Our Current Report on Form 8-K/A filed with the SEC on April 17, 2017;
●	Our Current Report on Form 8-K filed with the SEC on August 30, 2017;
●	Our Current Report on Form 8-K filed with the SEC on January 29, 2018;
●	Our Definitive Merger Proxy Statement filed with the SEC on December 28, 2017; and
●
The description of our common stock set forth in the Registration Statement on Form 8-A filed with the SEC on June 3, 2014, and any other amendment or report filed for the purpose of updating such description.

We also incorporate by reference any future filings made by us with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act on or after the date hereof and prior to the completion or termination of this offering; provided, however, that we are not incorporating by reference any information furnished (but not filed) under either Item 2.02 or Item 7.01 of any Current Report on Form 8-K filed by us, and corresponding information furnished under Item 9.01 as an exhibit thereto.

Any statement contained in a document that is incorporated by reference will be modified or superseded for all purposes to the extent that a statement contained in this prospectus supplement or the accompanying prospectus, or in any other document that is subsequently filed with the SEC and incorporated into this prospectus supplement by reference, modifies or is contrary to that previous statement.  Any statement so modified or superseded will not be deemed a part of this prospectus supplement or the accompanying prospectus, except as so modified or superseded.  Since information that we later file with the SEC will update and supersede previously incorporated information, you should look at all of the SEC filings that we incorporate by reference to determine if any of the statements in this prospectus supplement or the accompanying prospectus or in any documents previously incorporated by reference have been modified or superseded.

We will make available, without charge, to each person, including any beneficial owner to whom a copy of this prospectus supplement has been delivered, upon oral or written request, a copy of any and all of the documents referred to herein that are summarized in this prospectus supplement.  Such requests should be directed to:

Fusion Telecommunications International, Inc.
420 Lexington Avenue, Suite 1718
New York, New York 10170
Attention:   Investor Relations
Telephone Number: (212) 201-2400

Exhibits to the filings will not be sent, however, unless those exhibits have specifically been incorporated by reference in this prospectus supplement and the accompanying prospectus supplement. These filings can also be obtained through the SEC as described above or, with respect to certain of these documents, at our web site at www.fusionconnect.com. Except for the specific incorporated documents listed above, no information available on or through our website shall be deemed to be incorporated in this prospectus supplement and the accompanying prospectus or the registration statement of which they form a part.

You should rely only on information contained in, or incorporated by reference into, this prospectus supplement and the accompanying prospectus. We have not authorized anyone to provide you with information different from that contained in this prospectus supplement, the accompanying prospectus or incorporated by reference herein or therein. We are not making offers to sell the securities in any jurisdiction in which such an offer or solicitation is not authorized or in which the person making such offer or solicitation is not qualified to do so or to anyone to whom it is unlawful to make such offer or solicitation.

PROSPECTUS

FUSION TELECOMMUNICATIONS INTERNATIONAL, INC.

$100,000,000
Common Stock
Preferred Stock
Debt Securities
Warrants
Units

We may offer and sell from time to time up to $100,000,000 of any combination of the securities described in this prospectus, either individually or in units.   We may also offer common stock upon conversion of preferred stock, common stock or preferred stock upon conversion of debt securities, or common stock, preferred stock or debt securities upon the exercise of warrants.   The specific terms of these offerings and securities will be set forth in one or more supplements to this prospectus.  We will bear all expenses of registration incurred in connection with these offerings.  This prospectus provides a general description of the securities.

We may offer and sell the securities directly to or through one or more underwriters, dealers, agents, or directly to purchasers, or through any combination of these methods.   If any underwriters, dealers or agents are involved in the sale of any of the securities, their names and any applicable purchase price, fee, commission or discount arrangement between or among them will be set forth, or will be calculable from the information set forth, in the applicable prospectus supplement.  See the section in this prospectus entitled “About this Prospectus” and “Plan of Distribution” for more information.  No securities may be sold without delivery of this prospectus and the applicable prospectus supplement describing the method and terms of the offering of such securities.   The net proceeds we expect to receive from any such sale will also be included in the applicable prospectus supplement.

This prospectus describes some of the general terms that may apply to the securities and the general manner in which they may be offered.  Each time we sell securities, we will provide a prospectus supplement that will contain specific information about the terms of the securities we are offering and the specific manner in which we will offer the securities.  The prospectus supplement may add to, update or change the information in this prospectus.  You should read this prospectus and any prospectus supplement carefully before you invest in our securities.  This prospectus may not be used to sell securities unless accompanied by the applicable prospectus supplement.

Investing in our securities involves a high degree of risk. See “Risk Factors” at page 1 of this prospectus and in documents that we file with the Securities and Exchange Commission that are incorporated into this prospectus by reference, and the risks we describe in any accompanying supplement, for factors you should consider before buying our securities.

Our common stock is currently quoted on The Nasdaq Capital Market and trades under the symbol “FSNN.” On January 11, 2018, the closing price of our common stock on The Nasdaq Capital Market was $3.96 per share.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is January 17, 2018.

As permitted by the rules and regulations of the Securities and Exchange Commission (the “SEC”), the registration statement of which this prospectus forms a part includes additional information not contained in this prospectus.  You may read the registration statement and the other reports filed by us with the SEC at the SEC’s website or at the SEC’s offices described below under the heading “Where You Can Find More Information.”  Before investing in our securities, you should read this prospectus and any accompanying prospectus supplement, as well as the additional information describe under “Where You Can Find More Information” and “Information Incorporated by Reference.”

RISK FACTORS

Investing in our securities involves risk.  Before making an investment decision, you should carefully consider the risks and other information that we include or incorporate by reference into this prospectus and any prospectus supplement.  In particular, you should consider the risk factors under the heading “Risk Factors” included in our most recent Annual Report on Form 10-K, as revised or supplemented by our subsequent filings with the SEC, which are incorporated by reference into this prospectus.  These risk factors may be amended, supplemented or superseded from time to time by other reports we file with the SEC in the future or by a prospectus supplement relating to a particular offering of our securities.  The risks and uncertainties we have described are not the only ones facing our company.  Additional risks and uncertainties not currently known to us or that we currently deem immaterial may also affect our business operations.  Additional risk factors may be included in a prospectus supplement relating to a particular offering of securities.  If any of the risks or uncertainties described in our SEC filings or any prospectus supplement or any additional risks and uncertainties actually occur, our business, financial condition and results of operations could be materially and adversely affected.  In that case, the trading price of our securities could decline and you might lose all or part of your investment.

ABOUT THIS PROSPECTUS

In this prospectus, unless the context otherwise requires, “Fusion,” the “Company,” “we,” “us,”  and “our” are references to Fusion Telecommunications International, Inc. and its consolidated subsidiaries.

This prospectus is part of a registration statement that we filed with the SEC utilizing a “shelf” registration or continuous offering process.  Under the shelf registration or continuous offering process, we may offer, from time to time, the securities described in this prospectus with a total offering price of up to $100,000,000.

This prospectus provides you with a general description of the securities we may offer.   Each time we offer securities, we will provide a prospectus supplement that will contain specific information about the terms of the offering.  A prospectus supplement may include a discussion of risks or other special considerations applicable to us or the securities being offered.  A prospectus supplement may also add, update or change information contained in this prospectus.   If there is any inconsistency between the information in this prospectus and any related prospectus supplement, you must rely on the information in the prospectus supplement.   Please carefully read both this prospectus and the related prospectus supplement in their entirety together with additional information described under the heading “Where You Can Find More Information”   in this prospectus.  This prospectus may not be used to offer or sell any securities unless accompanied by a prospectus supplement.

We have not authorized anyone to provide you with information different from that contained or incorporated by reference in this prospectus or any accompanying prospectus supplement, and we take no responsibility for any other information that others may give you.  This prospectus is not an offer to sell, nor is it a solicitation of any offer to buy, the securities in any jurisdiction where the offer or sale is not permitted.  You should not assume that the information contained in this prospectus or any prospectus supplement is accurate as of any date other than the date on the front cover of those documents, or that information contained in any document incorporated by reference is accurate as of any date other than the date of the document incorporated by reference, regardless of the time of delivery of this prospectus or any sale of a security.  Our business, financial condition, results of operations and prospects may have changed since those dates.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any reports, statements and other information, as well as the registration statement of which this prospectus forms a part, at the SEC’s public reference room at 100 F Street, NE, Room 1580, Washington, D.C. 20549. You may request copies of these documents by writing to the SEC and paying the required fee for copying. Please call the SEC at 1-800-SEC-0330 for more information about the operation of the public reference room. The SEC also maintains an Internet site that contains reports, proxy and information statements and other information filed electronically with the SEC. The address of that site is www.sec.gov. The information on this website is not and should not be considered part of this prospectus and is not incorporated by reference in this document, other than that information specifically incorporated by reference below. This website is and is only intended to be an inactive textual reference.

Each statement made in this prospectus or any prospectus supplement concerning a document filed as an exhibit to the registration statement is qualified in its entirety by reference to that exhibit for a complete description of its provisions.

We make available, free of charge, on or through our web site, copies of our proxy statements, our annual reports on Form 10-K, our quarterly reports on Form 10-Q, our current reports on Form 8-K and amendments to those reports filed or furnished pursuant to Section 13(a) or 15(d) of the Securities Exchange Act as soon as reasonably practicable after we electronically file them with or furnish them to the SEC.  We maintain a web site at www.fusionconnect.com.   The information contained on our web site is not part of this prospectus, any prospectus supplement or the registration statement of which this prospectus forms a part.

INFORMATION INCORPORATED BY REFERENCE

The SEC allows us to incorporate information into this prospectus “by reference,” which means that we can disclose important information to you by referring you to another document that we file separately with the SEC.  The information incorporated by reference is deemed to be part of this prospectus, except for any information superseded by information contained directly in this prospectus.  These documents contain important information about us and our financial condition, business and results.

We specifically incorporate by reference into this prospectus the documents listed below that have previously been filed with the SEC:

●	Our Annual Report on Form 10-K for the fiscal year ended December 31, 2016 filed with the SEC on March 21, 2017 and amended on April 11, 2017, April 28, 2017 and December 15, 2017;
●	Our Quarterly Report on Form 10-Q for the quarter ended March 31, 2017 filed with the SEC on May 12, 2017;
●	Our Quarterly Report on Form 10-Q for the quarter ended June 30, 2017 filed with the SEC on August 14, 2017;
●	Our Quarterly Report on Form 10-Q for the quarter ended September 30, 2017 filed with the SEC on November 13, 2017;
●	Our Current Report on Form 8-K filed with the SEC on January 27, 2017;
●	Our Current Report on Form 8-K filed with the SEC on February 21, 2017;
●	Our Current Report on Form 8-K/A filed with the SEC on April 17, 2017;
●	Our Current Report on Form 8-K filed with the SEC on August 30, 2017;
●	Our Definitive Merger Proxy Statement filed with the SEC on December 28, 2017; and
●
The description of our common stock set forth in the Registration Statement on Form 8-A filed with the SEC on June 3, 2014, and any other amendment or report filed for the purpose of updating such description.

We incorporate by reference any future filings made by us with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act on or after the date hereof and prior to the termination of any offering; provided, however, that we are not incorporating by reference any information furnished (but not filed) under either Item 2.02 or Item 7.01 of any Current Report on Form 8-K, and corresponding information furnished under Item 9.01 as an exhibit thereto.

Any statement contained in a document that is incorporated by reference will be modified or superseded for all purposes to the extent that a statement contained in this prospectus or any accompanying prospectus supplement, or in any other document that is subsequently filed with the SEC and incorporated into this prospectus by reference, modifies or is contrary to that previous statement.  Any statement so modified or superseded will not be deemed a part of this prospectus or any accompanying prospectus supplement, except as so modified or superseded.  Since information that we later file with the SEC will update and supersede previously incorporated information, you should look at all of the SEC filings that we incorporate by reference to determine if any of the statements in this prospectus or any accompanying prospectus supplement or in any documents previously incorporated by reference have been modified or superseded.

We make available, without charge, to each person, including any beneficial owner to whom a copy of this prospectus has been delivered, a copy of any and all of the documents referred to herein that are summarized in this prospectus.  Such requests should be directed to:

Fusion Telecommunications International, Inc.
420 Lexington Avenue, Suite 1718
New York, New York 10170
Attention:   Investor Relations
Telephone Number: (212) 201-2400

Exhibits to the filings will not be sent, however, unless those exhibits have specifically been incorporated by reference in this prospectus and any accompanying prospectus supplement.

These filings can also be obtained through the SEC as described above or, with respect to certain of these documents, at our web site at www.fusionconnect.com.

CAUTIONARY STATEMENT ON FORWARD-LOOKING INFORMATION

Certain statements contained in this prospectus regarding the Company’s business and operations may include “forward-looking statements” within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act.  All statements in this prospectus, other than statements of historical fact, which address activities, events or developments that we expect or anticipate will or may occur in the future, including such things as growth, future capital expenditures, sales, business strategy and other similar matters are forward-looking statements.  In some cases you can identify forward looking statements by terminology such as “may,” “expect,” “would,” “could,” “anticipate,” “intend,” “plan,” “estimate,” “predict,” or “continue” or the negative of these terms or other similar expression or phrases.  These statements are only predictions.   Actual events or results may differ materially.

   Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance or achievements.  Moreover, neither we, nor any other person, assume responsibility for the accuracy and completeness of the forward-looking statements.  We are under no obligation to update any of the forward-looking statements after the date of this prospectus and any applicable prospectus supplement to conform such statements to actual results or to changes in our expectations.

Such forward-looking statements are and will be subject to many risks, uncertainties and factors relating to our operations and the business environment that may cause our actual results to be materially different from any future results, express or implied, by such forward-looking statements.  You are also urged to carefully review and consider the various disclosures made by us that attempt to advise interested parties of the factors that affect our business, including without limitation, the disclosures made in our Annual Report on Form 10-K for the year ended December 31, 2016 and other reports and documents we file with the SEC under the caption “Risk Factors.”  Factors that could cause actual results to differ from those contained in the forward-looking statements include, but are not limited to:

●	our ability to develop and market new products and services that meet customer demands and generate acceptable margins;

●	our ability to negotiate and enter into acceptable contract terms with our suppliers;

●	our ability to attract and retain qualified management and other personnel;

●	competition in the industry in which we do business;

●	failure of the third-party communications networks on which we depend;

●	legislation or regulatory environments, requirements or changes adversely affecting the businesses in which we are engaged;

●	our ability to maintain adequate liquidity and produce sufficient cash flow to fund our capital expenditures and debt service;

●	our ability to obtain capital to grow our business;

●	technological developments and changes in the industry;

●	our ability to complete acquisitions and to integrate any business or operation acquired; and

●	general economic conditions.

In light of the significant risks and uncertainties to which our forward-looking statements are subject, you should not place undue reliance on or regard these statements as a representation or warranty by us or any other person that we will achieve our objectives and plans in any specified time frame, or at all.  These forward-looking statements represent our estimates and assumptions only as of the date of this prospectus regardless of the time of delivery of this prospectus or any sale of our securities and, except as required by law, we undertake no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise after the date of this prospectus.  For all forward-looking statements, we claim the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995.

ABOUT FUSION

Fusion, either directly or through its various subsidiaries, offers a comprehensive suite of cloud communications, cloud connectivity, cloud computing, and managed cloud-based applications solutions to small, medium and large businesses, and offers domestic and international voice services to communications carriers worldwide.  Our advanced, proprietary cloud services platforms, as well as our state-of-the art switching systems, enable the integration of leading edge solutions in the cloud, increasing customer collaboration and productivity by seamlessly connecting employees, partners, customers and vendors.  We currently operate our business in two distinct business segments: Business Services and Carrier Services.

In the Business Services segment, we are focused on becoming our customers’ single source for leveraging the increasing power of the cloud, providing a robust package of what we believe to be the essential services that form the foundation for their successful migration to, and efficient use of, the cloud.  Our core Business Services products and services include cloud voice and unified communications, improving communication and collaboration on virtually any device, virtually anywhere, and cloud connectivity services, securely and reliably connecting customers to the cloud with managed network solutions that are designed to increase quality and optimize network efficiency.  Our cloud computing and Infrastructure as a Service solutions are designed to provide our larger enterprise customers with a platform on which additional cloud services can be layered.  Complemented by Software as a Service solutions such as storage, security and business continuity, our advanced cloud offerings allow our larger enterprise customers to experience the increased efficiencies and agility delivered by the cloud.  Our cloud-based services are flexible, scalable and rapidly deployed, reducing our customers’ cost of ownership while increasing their productivity

Through our Carrier Services segment, Fusion has agreements with approximately 370 carrier customers and vendors, and sells its voice services to other communications service providers throughout the world.  Customers include U.S.-based carriers sending voice traffic to international destinations, and foreign carriers sending primarily voice over IP (“VoIP”) traffic to the U.S. and internationally.  We also purchase domestic and international voice services from many of our Carrier Services customers.  Our carrier-grade network, advanced switching platform and interconnections with global carriers on six continents also reduces the cost of global voice traffic and expands service delivery capabilities for our Business Services segment.

Our growth strategy is focused primarily on the higher margin Business Services segment and marketing to small and mid-sized businesses, as well as larger enterprises, using both our direct and partner distribution channels.  This strategy has resulted in an increasing percentage of our total revenues being contributed by our Business Services segment.

Fusion was incorporated in Delaware on September 17, 1997.  Our principal executive offices are located at 420 Lexington Avenue, Suite 1718, New York, New York 10170 and our telephone number is (212) 201-2400.  We maintain a website at www.fusionconnect.com.  Information contained on, or that can be accessed through, our website is not part of this prospectus.

RECENT DEVELOPMENTS

On August 26, 2017, Fusion and its wholly-owned subsidiary, Fusion BCHI Acquisition LLC, a Delaware limited liability company (“Merger Sub”), entered into an Agreement and Plan of Merger, as amended (the “Merger Agreement”) with Birch Communications Holdings, Inc., a Georgia corporation (“Birch”). The Merger Agreement provides, among other things, that upon the terms and conditions set forth therein, Birch will merge with and into Merger Sub (the “Merger”), with Merger Sub surviving the Merger.

On the effective date of the Merger, the outstanding shares of common stock, par value $0.01 per share, of Birch (other than treasury shares or shares owned of record by any Birch subsidiary) will be cancelled and converted into the right to receive, in the aggregate, that number of shares of our common stock equal to three times the number of shares of (i) our common stock issued and outstanding immediately prior to the Effective Time (as defined in the Merger Agreement) (assuming the conversion of all outstanding preferred shares) plus (ii) shares of our common stock issuable upon the exercise of all in-the-money Fusion warrants (the “Merger Shares”). Pursuant to subscription agreements executed by each of the stockholders of Birch, the Merger Shares will be issued in the name of, and held by BCHI Holdings, LLC (“BCHI”), a limited liability company owned by the stockholders of Birch. On the closing date of the Merger, BCHI and Fusion will enter into a Registration Rights Agreement governing the registration rights of BCHI in respect of the Merger Shares and pursuant to which we will agree, among other things, to use our reasonable best efforts to cause a shelf registration statement covering the resale of the Merger Shares to be declared effective by the SEC within 120 days of the closing of the Merger.

At least 45 days before the closing of the Merger, the parties will give a written notice to each holder of Fusion’s existing preferred stock that such holders will have 15 days to convert their preferred stock into Fusion common stock. At the effective time of the Merger, any preferred shares that have not converted into our common stock will automatically terminate and be deemed cancelled without consideration.

Prior to the closing of the Merger, Fusion is obligated to use reasonable best efforts to cause the Merger Shares to be approved for listing on The NASDAQ Stock Market, LLC (“NASDAQ”), including, if necessary to comply with NASDAQ listing requirements, amending Fusion’s certificate of incorporation prior to the effective time of the Merger to effect a reverse stock split (the “Reverse Stock Split”) of the Fusion common stock to satisfy NASDAQ minimum price requirements. Closing of the Merger is subject to numerous preconditions, including Fusion obtaining financing for the transaction, which will be used to retire existing senior debt facilities at Birch and Fusion. Each of Fusion and Birch has agreed to use reasonable best efforts to cooperate and arrange and obtain the debt financing necessary to effect the required refinancing and to complete the transactions contemplated by the Merger Agreement.

Prior to the closing of the Merger, Birch is required to spin-off to the existing Birch stockholders, its consumer business, which consists of (i) the residential customer base, life line and consumer wireless business, and (ii) its single-line business customer base, in each case located in the United States and Canada. In addition, prior to the closing of the Merger, we are required to spin-off or otherwise exit our Carrier Services business segment.

On the effective date of the Merger, our certificate of incorporation will be amended and restated, which amendments will, among other things, (i) increase the number of authorized shares of our common stock to 150,000,000 and (ii) change our name to “Fusion Connect”. From and after the effective time of the Merger, the size of our Board will be fixed at nine directors. Four directors, including at least one director who satisfies the NASDAQ listing standard’s independence requirements, will be nominated by a nominating committee comprised of our directors serving on the Board on the date of the nomination and four directors, including at least one that satisfies the NASDAQ listing standard’s independence requirements, will be nominated by BCHI. The ninth director, who must satisfy the NASDAQ listing standard’s independence requirements, will be nominated by BCHI, subject to the reasonable consent of the Fusion committee. Our Chief Executive Officer, Matthew D. Rosen will serve as the post-Merger Chairman of the Board, and Holcombe T. Green, Jr., a principal stockholder of Birch, will serve as the post-Merger Chairman of the Board. The other post-Merger Board members will be selected prior to closing of the Merger.

If the Reverse Stock Split is effected prior to the close of the Merger, it will be of a ratio of up to 5:1, with the final ratio to be determined by the Board to comply with the NASDAQ minimum price requirements for the listing of Fusion’s common stock on The NASDAQ Capital Market. The Reverse Stock Split will only be effected if required to meet the NASDAQ price requirements in order for the Company to fulfill the closing conditions for the Merger.

The Merger and other transactions contemplated in connection therewith are contingent upon, among other things, the affirmative approval of a majority of our issued and outstanding voting shares. The terms of the Merger Agreement are such that the Merger, if consummated, will result in a change in control. As a result, the transaction will be accounted for as a reverse acquisition and recapitalization, with Birch as the acquirer for accounting purposes, and the historical financial statements of Birch will become our historical financial statements.

USE OF PROCEEDS

Unless we specify otherwise in a prospectus supplement, we intend to use the net proceeds from our sale of the securities pursuant to this prospectus for general corporate purposes, which may include, among other things, funding future acquisitions, capital expenditures and working capital.   Pending such use, we may temporarily invest net proceeds in short-term, interest bearing, investment grade securities.

THE SECURITIES WE MAY OFFER

The descriptions of the securities contained in this prospectus summarize the material terms and provisions of the various types of securities that we may offer. The particular terms of the securities offered by any prospectus supplement will be described in that prospectus supplement. If indicated in a prospectus supplement, the terms of the securities may differ from the terms summarized below.  The applicable prospectus supplement will also contain information, where applicable, about material U.S. federal income tax considerations relating to the securities, and the securities exchange, if any, on which the securities will be listed.

We may sell from time to time, in one or more offerings:

●	common stock;
●	preferred stock;
●	debt securities warrants; or
●	units.

If we issue securities at a discount from their original stated principal or liquidation amount, then, for purposes of calculating the total dollar amount of all securities issued under this prospectus, we will treat the initial offering price of the securities as the total original principal or liquidation amount of the securities.

This prospectus may not be used to sell securities unless it is accompanied by a prospectus supplement.

DESCRIPTION OF CAPITAL STOCK

The following is a summary of the terms of our common stock and preferred stock that we may issue from time to time pursuant to this prospectus. We may also create new series of preferred stock that may be issued pursuant to this prospectus. Common stock and preferred stock may be offered independently, with each other or together with other securities. When we offer common stock or preferred stock in the future, a prospectus supplement will explain the terms of any common stock and/or preferred stock to be issued.

The summary descriptions in this prospectus and any summary descriptions in the applicable prospectus supplement do not purport to be complete descriptions of the terms and conditions of any series of preferred stock and are qualified in their entirety by reference to the related certificates of designation pursuant to which each such series was created and issued and any other documents referenced in such summary descriptions and from which such summary descriptions are derived. We urge you to read the applicable certificates of designation, which have been or will be filed with the SEC on or before the time of any offering of preferred stock, because they, and not this description, will define the rights of holders of such securities.

General

We are currently authorized under our certificate of incorporation to issue 90,000,000 shares of common stock, par value $0.01 per share, and 10,000,000 shares of preferred stock, par value $0.01 per share. As of January 11, 2018, there were:

●	22,387,863 shares of common stock outstanding;
●	an aggregate of 5,045 shares of Series A-1, A-2 and A-4 preferred stock outstanding; and
●	9,171 shares of Series B-2 preferred stock outstanding.

If the Merger is consummated, on the effective date of the Merger our certificate of incorporation will be amended and restated, which amendment will, among other things, increase the number of authorized shares of our common stock to 150,000,000. The share numbers listed herein do not give effect to the Reverse Stock Split, which may be effected prior to the close of the Merger if required for the Company to meet the minimum price requirements for the listing of our common stock on The NASDAQ Capital Market. If the Reverse Stock Split is consummated, it will be of a ratio of up to 5:1, with the final ratio to be determined by the Board, and will not affect the number of authorized shares of our common stock. See “Recent Developments.”

The following summary of the rights of our common stock and our preferred stock (including our Series A preferred stock and Series B preferred stock) does not purport to be complete.  For more detailed information about the terms of our capital stock, please see our certificate of incorporation, as amended, including the certificate of designations for each of the Series A-1, A-2, A-4 and B-2 preferred stock (collectively, the “certificate of incorporation”) and our bylaws.

Common Stock

Holders of our common stock are entitled to one vote for each share held of record on all matters submitted to a vote of the stockholders.  Holders of our common stock are entitled to share in all dividends that our board of directors, in its discretion, declares from legally available funds.  Our common stock has no preemptive or other subscription rights, and there are no conversion rights or redemption or sinking fund provisions associated with our common stock.   We have received full payment for all outstanding shares of our common stock and cannot require our stockholders to make further payments on the stock.  To the extent that additional shares of common stock may be issued in the future, the relative interests of the then existing stockholders may be diluted. The rights, preferences and privileges of our common stock are subject to the rights, preferences and privileges of holders of our issued and outstanding preferred stock, as described below.

Preferred Stock

Pursuant to our certificate of incorporation, our board of directors is authorized, without further approval of our stockholders subject to any limitations prescribed by law, to issue up to an aggregate of 10,000,000 shares of our preferred stock in one or more series and to fix the rights, preferences, privileges and restrictions granted to or imposed upon the preferred stock, including voting rights, dividend rights, conversion rights, redemption privileges and liquidation preferences.

The rights of the holders of our common stock and Series A and Series B preferred stock (with the prior approval of the holders of a majority of the issued and outstanding shares of Series A and Series B preferred stock) will be subject to, and may be adversely affected by, the rights of holders of any preferred stock that may be issued in the future.  Our board of directors could authorize the issuance of shares of preferred stock with terms and conditions more favorable than our common stock, Series A and Series B preferred stock and with rights that could adversely affect the voting power or other rights of holders of our common stock, Series A and Series B preferred stock. Prior to the issuance of shares of each series of undesignated preferred stock, our board of directors is required by the Delaware General Corporation Law and our restated certificate of incorporation to adopt resolutions and to file a certificate of designations with the Secretary of State of Delaware fixing for each such series the designations, powers, preferences, rights, qualifications, limitations and restrictions of the shares of such series.  If such new series of preferred stock has rights that are senior or equal to those of the Series A and Series B preferred stock with respect to dividends or liquidation proceeds, then the terms of such new series must be approved by holders of a majority of the issued and outstanding shares of Series A and Series B preferred.  Issuance of preferred stock, while providing flexibility in connection with possible acquisitions and other corporate purposes, could have the effect of delaying, deferring or preventing a change in control of Fusion.

Series B-2 Convertible Preferred Stock

Between December 31, 2013 and January 31, 2014, we issued an aggregate of 22,838 shares of Series B-2 cumulative convertible preferred stock (the “Series B-2 preferred stock”). Each share of Series B-2 preferred stock has a stated value of $1,000; and is senior to all of the Series A preferred stock and common stock of the Company currently authorized for issuance. As of January 11, 2018, there were 9,171 shares of Series B-2 preferred stock outstanding.

Each share of Series B-2 preferred stock is convertible into shares of our common stock at a conversion price of $5.00 per share, subject to adjustment. Subject to the other terms of the Series B-2 preferred stock, the 9,171 shares of outstanding Series B-2 preferred stock are convertible into an aggregate of 1,834,200 shares of our common stock. In conjunction with the original issuance of the Series B-2 preferred stock, we also issued warrants to purchase shares of our common stock at an exercise price of $6.25 per share, as adjusted for stock splits, combinations and reclassifications. The remaining warrants may be exercised for five (5) years from the date of issuance. A registration statement was filed with, and declared effective by, the SEC registering the resale of the shares of our common stock issuable upon exercise of these warrants but at this time the prospectus included in such registration statement is not current.

 As of January 1, 2016, we have the right to force the conversion of the Series B-2 preferred stock into common stock at a price of $5.00 per share; provided that the volume weighted average price of our common stock is at least $12.50 for ten (10) consecutive trading days.  In addition, shares of our Series B-2 preferred stock bear a cumulative 6% annual dividend payable quarterly in arrears from March 31, 2014, in cash or shares of common stock, at our option. To date, all quarterly dividends on the Series B-2 preferred stock have been paid in shares of our common stock.

The consent of holders of a majority of the Series B-2 preferred stock is required in order to (a) amend our certificate of incorporation or bylaws to change any of the rights, preferences or privileges of the Series B-2 preferred stock to reduce the dividend rate, reduce the liquidation preference or make the Series B-2 preferred stock redeemable, (b) authorize, create or issue any shares of parity securities or senior securities, and (c) increase or decrease the number of shares of Series B-2 preferred stock.

The Series B-2 preferred stock will be converted into common stock or otherwise retired in connection with the Merger, see “Recent Developments.”

Series A Preferred Stock

We have also issued shares of Series A preferred stock in four designated classes, as follows:

Designation	Number of Shares Authorized	Number of Shares Outstanding	Conversion Price
A-1	3,875	2,375	$72.94
A-2	3,375	2,625	$36.25
A-3	700	0	N/A
A-4	45	45	$34.50

Each “A” series of preferred stock (the “Series A preferred stock”) has a stated value of $1,000 per share and is entitled to cumulative dividends on the outstanding stated value of the preferred stock at the rate of eight percent (8%) per annum, payable in arrears, when and if declared by our board, in cash or, in certain instances, in shares of our common stock. To date, no dividends have been declared on any series of Series A preferred stock. Upon a liquidation of Fusion, and after the payment of all amounts due to creditors and senior preferred stock holders, the holders of Series A preferred stock are entitled to a liquidation preference equal to the greater of the stated value of the preferred stock and the amount the holders would have received had they converted their Series A preferred stock into common stock prior to liquidation.

Each share of Series A preferred stock may be converted (a) by the registered holder into shares of our common stock at the conversion price set forth in the above table, subject to adjustment, and (b) by us, in the event our common stock trades at an average price of at least 220% of the applicable conversion price over a ninety (90) day period.

The consent of holders of a majority of each class of our Series A preferred stock is required in order to (a) amend our certificate of incorporation or bylaws to change any of the rights, preferences or privileges of the preferred stock to reduce the dividend rate, reduce the liquidation preference or make the Series A preferred stock redeemable, (b) permit any subsidiary to issue or sell any of its securities (except to Fusion or a wholly-owned subsidiary) or sell any of their respective assets, other than at arms’ length at fair market value, (c) authorize, create or issue any shares of parity securities or senior securities, or (d) increase or decrease the number of shares of each series of our Series A preferred stock. The consent of holders of each class of Series A preferred stock was obtained in connection with the creation and sale of the Series B-2 preferred stock.

Each series of Series A preferred stock will be converted into common stock or otherwise retired in connection with the Merger, see “Recent Developments.”

Common Stock Purchase Warrants

We have, from time to time, issued common stock purchase warrants, primarily in connection with prior offerings of our equity securities and our senior debt. The following table provides information concerning our common stock purchase warrants outstanding at January 11 2018:

Event Requiring Issuance	Total Number of Shares Issuable upon Exercise of Warrants	Term of Warrant	Expiration Date	Per Share Exercise Price (subject to adjustment)
Offering of Series B-2 preferred stock	1,701,180	5 Years	December 31, 2018 and January 24, 2019	$6.25
July 2013 Offering of common stock and warrants	234,014	5 Years	Various dates through October 12, 2018	$5.45-8.50
March 2013 Offering of common stock and warrants	401,944	5 Years	Various dates through July 18, 2018	$4.25-5.50

Stock Options

As of January 11 2018, we had reserved 3,519,790 shares of our common stock for issuance under our equity compensation plans.

Our 2016 equity incentive plan reserves a number of shares of common stock equal to 10% of our common stock outstanding from time to time on a fully diluted basis, adjusted upward for the number of shares available for grant under our 2009 stock option plan plus the number of shares covered by options granted under our 2009 plan that expire without being exercised. The 2016 equity incentive plan provides for the grant of incentive stock options, stock appreciation rights, restricted stock, restricted stock units, stock grants, stock units, performance shares and performance share units to employees, officers, non-employee directors of, and consultants to, the Company. Options issued under our various plans typically vest in annual increments over a three or four year period, expire ten years from the date of grant and are issued at exercise prices no less than 100% of the fair market value at the time of grant.

Certificate of Incorporation and Bylaw Provisions

See “Certain Provisions of Delaware Law and Fusion’s Certificate of Incorporation and Bylaws—Anti-Takeover Provisions of Our Charter and Bylaws” for a description of provisions of our certificate of incorporation and bylaws which may have the effect of delaying changes in our control or management.

Listing

Our common stock is listed on The Nasdaq Capital Market under the trading symbol “FSNN.”

Transfer Agent and Registrar

The transfer agent and registrar for our common stock and preferred stock is Continental Stock Transfer & Trust Co., New York, New York.  Its address and telephone number are One State Street, 30th Floor, New York, New York 10004 and (212) 509-4000, respectively.

DESCRIPTION OF DEBT SECURITIES

The following description is a general summary of the terms of the debt securities we may issue from time to time pursuant to this prospectus.  When we offer debt securities in the future, a prospectus supplement will explain the particular terms of the securities and the extent to which these general provisions may apply.  If any particular terms of a debt security described in the applicable prospectus supplement differ from any of the terms described in this prospectus, then the terms described in this prospectus will be deemed superseded by the terms set forth in that prospectus supplement.

As required by Federal law for all bonds and notes of companies that are publicly offered, any debt securities we issue will be governed by a document called an “indenture.”  An indenture is a contract between us and a financial institution acting as trustee on behalf of the holders of the debt securities, and is subject to and governed by the Trust Indenture Act of 1939, as amended.  The trustee has two main roles. First, the trustee can enforce holders’ rights against us if we default.  There are some limitations on the extent to which the trustee acts on holders’ behalf, described in the second paragraph under “Description of Debt Securities—Events of Default.”  Second, the trustee performs certain administrative duties, such as sending interest and principal payments to holders.

The summary descriptions in this prospectus and any summary descriptions in the applicable prospectus supplement do not purport to be complete descriptions of the terms and conditions of each debt security and are qualified in their entirety by reference to the related indenture and any other documents referenced in such summary descriptions and from which such summary descriptions are derived. The summary descriptions of the indenture contained in this prospectus are derived from an indenture, the form of which has been filed as an exhibit to the registration statement of which this prospectus forms a part. Any actual indenture we enter into will likely be different from such form of indenture. We urge you to read the applicable indenture, which will be filed with the SEC at the time of any offering of debt securities, because it, and not this description, will define the rights of holders of such debt securities.

If any debt securities we issue are to be listed or quoted on a securities exchange or quotation system, the applicable prospectus supplement will so indicate.

We can issue an unlimited amount of debt securities under the indenture that may be in one or more series with the same or various maturities, at par, at a premium, or at a discount.  We will set forth in a prospectus supplement (including any pricing supplement or term sheet) relating to any series of debt securities being offered, the aggregate principal amount and the following terms of the debt securities:

●	the title and ranking of the debt securities (including the terms of any subordination provisions);

●	the price or prices (expressed as a percentage of the principal amount) at which we will sell the debt securities;

●	any limit on the aggregate principal amount of the debt securities;

●	the date or dates on which principal will be payable;

●
the rate or rates (which may be fixed or variable) per annum or the method used to determine the rate or rates (including any commodity, commodity index, stock exchange index or financial index) at which the debt securities will bear interest, the date or dates from which interest will accrue, the date or dates on which interest will commence and be payable and any regular record date for the interest payable on any interest payment date;

●
the place or places where principal of, and interest, if any, on the debt securities will be payable (and the method of such payment), where the securities of such series may be surrendered for registration of transfer or exchange, and where notices and demands to us in respect of the debt securities may be delivered;

●	the period or periods within which, the price or prices at which and the terms and conditions upon which we may redeem the debt securities;

●
any obligation we have to redeem or purchase the debt securities pursuant to any sinking fund or analogous provisions or at the option of a holder of debt securities and the period or periods within which, the price or prices at which and the terms and conditions upon which debt securities of the series shall be redeemed or purchased, in whole or in part, pursuant to such obligation;

●
the dates on which and the price or prices at which we will repurchase debt securities at the option of the holders of debt securities and other detailed terms and provisions of these repurchase obligations;

●	the denominations in which the debt securities will be issued, if other than denominations of $1,000 and any integral multiple thereof;

●	whether the debt securities will be issued in the form of certificated debt securities or global debt securities;

●	the portion of principal amount of the debt securities payable upon declaration of acceleration of the maturity date, if other than the principal amount;

●
the currency of denomination of the debt securities, which may be United States dollars or any foreign currency, and if such currency of denomination is a composite currency, the agency or organization, if any, responsible for overseeing such composite currency;

●	the designation of the currency, currencies or currency units in which payment of principal of, premium and interest on the debt securities will be made;

●
if payments of principal of, premium or interest on the debt securities will be made in one or more currencies or currency units other than that or those in which the debt securities are denominated, the manner in which the exchange rate with respect to these payments will be determined;

●
the manner in which the amounts of payment of principal of, premium, if any, or interest on the debt securities will be determined, if these amounts may be determined by reference to an index based on a currency or currencies other than that in which the debt securities are denominated or designated to be payable or by reference to a commodity, commodity index, stock exchange index or financial index;

●	any provisions relating to any security provided for the debt securities;

●
the provisions, if any, relating to conversion or exchange of any securities of such series, including, if applicable, the conversion or exchange price and period, provisions as to whether conversion or exchange will be mandatory, the events requiring an adjustment of the conversion or exchange price and provisions affecting conversion or exchange;

●
any addition to, deletion of or change in the Events of Default described in this prospectus or in the indenture with respect to the debt securities and any change in the acceleration provisions described in this prospectus or in the indenture with respect to the debt securities;

●	any addition to, deletion of or change in the covenants described in this prospectus or in the indenture with respect to the debt securities;

●	any depositaries, interest rate calculation agents, exchange rate calculation agents or other agents with respect to the debt securities; and

●
any other terms of the debt securities, which may supplement, modify or delete any provision of the indenture as it applies to that series, including any terms that may be required under applicable law or regulations or advisable in connection with the marketing of the debt securities.

We may issue debt securities either separately, or together with, or upon the conversion or exercise of, or in exchange for, other securities described in this prospectus.  Debt securities may be senior, senior subordinated or subordinated obligations and, unless otherwise specified in a supplement to this prospectus, the debt securities will be our direct, unsecured obligations and may be issued in one or more series. The debt securities may be secured or unsecured obligations. Unless the prospectus supplement states otherwise, principal, interest and premium, if any, will be paid by us in immediately available funds.

We may issue debt securities that provide for an amount less than their stated principal amount to be due and payable upon declaration of acceleration of their maturity pursuant to the terms of the indenture. We will provide the debt holder with information on the federal income tax considerations and other special considerations applicable to any of these debt securities in the applicable prospectus supplement.

If we denominate the purchase price of any of the debt securities in a foreign currency or currencies or a foreign currency unit or units, or if the principal of and any premium and interest on any series of debt securities is payable in a foreign currency or currencies or a foreign currency unit or units, we will provide the debt holder with information on the restrictions, elections, general tax considerations, specific terms and other information with respect to that issue of debt securities and such foreign currency or currencies or foreign currency unit or units in the applicable prospectus supplement.

The indenture may provide that any debt securities proposed to be sold pursuant to this prospectus and the applicable prospectus supplement relating to such debt securities (“offered debt securities”) and any debt securities issuable upon conversion or exchange of other offered securities (“underlying debt securities”) may be issued under the indenture in one or more series.

For purposes of this prospectus, any reference to the payment of principal of, or interest or premium, if any, on debt securities will include additional amounts if required by the terms of the debt securities.

Debt securities issued under an indenture, when a single trustee is acting for all debt securities issued under the indenture, are called the “indenture securities.”  The indenture may also provide that there may be more than one trustee thereunder, each with respect to one or more different series of securities issued thereunder.   At a time when two or more trustees are acting under an indenture, each with respect to only certain series, the term “indenture securities” means the one or more series of debt securities with respect to which each respective trustee is acting.  In the event that there is more than one trustee under an indenture, the powers and trust obligations of each trustee described in this prospectus will extend only to the one or more series of indenture securities for which it is trustee.  If two or more trustees are acting under an indenture, then the indenture securities for which each trustee is acting would be treated as if issued under separate indentures.

We have the ability to issue indenture securities with terms different from those of indenture securities previously issued and, without the consent of the holders thereof, to reopen a previous issue of a series of indenture securities and issue additional indenture securities of that series unless the reopening was restricted when that series was created.

Conversion and Exchange

If any debt securities are convertible into or exchangeable for other securities, the related prospectus supplement will explain the terms and conditions of the conversion or exchange, including the conversion price or exchange ratio (or the calculation method), the conversion or exchange period (or how the period will be determined), if conversion or exchange will be mandatory or at the option of the holder or us, provisions for adjusting the conversion price or the exchange ratio and provisions affecting conversion or exchange in the event of the redemption of the underlying debt securities.  These terms may also include provisions under which the number or amount of other securities to be received by the holders of the debt securities upon conversion or exchange would be calculated according to the market price of the other securities as of a time stated in the prospectus supplement.

Payment and Paying Agents

We will pay interest to the person listed in the applicable trustee’s records as the owner of the debt security at the close of business on a particular day in advance of each due date for interest, even if that person no longer owns the debt security on the interest due date.  That day, often approximately two weeks in advance of the interest due date, is called the “record date.”  Because we will pay all the interest for an interest period to the holders on the record date, holders buying and selling debt securities must work out between themselves the appropriate purchase price.  The most common manner is to adjust the sales price of the debt securities to prorate interest fairly between buyer and seller based on their respective ownership periods within the particular interest period. This prorated interest amount is called “accrued interest.”

Transfer

Each debt security will be represented by either one or more global securities registered in the name of The Depository Trust Company, or the Depositary, or a nominee of the Depositary (we will refer to any debt security represented by a global debt security as a “book-entry debt security”), or a certificate issued in definitive registered form (we will refer to any debt security represented by a certificated security as a “certificated debt security”) as set forth in the applicable prospectus supplement.  Except as set forth under the heading “Global Debt Securities and Book-Entry System” below, book-entry debt securities will not be issuable in certificated form.

Certificated Debt Securities.  The registered debt holder may transfer or exchange certificated debt securities at any office we maintain for this purpose in accordance with the terms of the indenture. No service charge will be made for any transfer or exchange of certificated debt securities, but we may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection with a transfer or exchange. The registered debt holder may effect the transfer of certificated debt securities and the right to receive the principal of, premium and interest on certificated debt securities only by surrendering the certificate representing those certificated debt securities and either reissuance by us or the trustee of the certificate to the new holder or the issuance by us or the trustee of a new certificate to the new holder.

Global Debt Securities and Book-Entry System.  Each global debt security representing book-entry debt securities will be deposited with, or on behalf of, the Depositary, and registered in the name of the Depositary or a nominee of the Depositary.

Covenants

We will set forth in the applicable prospectus supplement any restrictive covenants applicable to any issue of debt securities.

No Protection In the Event of a Change of Control

Unless we state otherwise in the applicable prospectus supplement, the debt securities will not contain any provisions which may afford holders of the debt securities protection in the event we have a change in control or in the event of a highly leveraged transaction (whether or not such transaction results in a change in control) which could adversely affect holders of debt securities.

Consolidation, Merger and Sale of Assets

We may not consolidate with or merge with or into, or convey, transfer or lease all or substantially all of our properties and assets to any person (a “successor person”) unless:

●
we are the surviving corporation or the successor person (if other than us) is a corporation organized and validly existing under the laws of any U.S. domestic jurisdiction and expressly assumes our obligations on the debt securities and under the indenture; and

●	immediately after giving effect to the transaction, no Default or Event of Default, shall have occurred and be continuing.

Notwithstanding the above, any of our subsidiaries may consolidate with, merge into or transfer all or part of its properties to us.

Events of Default

Holders of debt securities of any series will have rights if an Event of Default occurs in respect of the debt securities of such series and is not cured, as described later in this subsection.  The term “Event of Default” in respect of the debt securities of any series means any of the following:

●
default in the payment of any interest upon any debt security of that series when it becomes due and payable, and continuance of such default for a period of 30 days (unless the entire amount of the payment is deposited by us with the trustee or with a paying agent prior to the expiration of the 30-day period);

●	default in the payment of principal of any debt security of that series at its maturity;

●	default in the deposit of any sinking fund payment, when and as due;

●
default in the performance or breach of any other covenant or warranty by us in the indenture (other than a covenant or warranty that has been included in the indenture solely for the benefit of a series of debt securities other than that series), which default continues uncured for a period of 90 days after we receive written notice from the trustee or the Company and the trustee receive written notice from the holders of not less than 25% in principal amount of the outstanding debt securities of that series as provided in the indenture;

●	certain voluntary or involuntary events of bankruptcy, insolvency or reorganization of the Company; and

●	any other Event of Default provided with respect to debt securities of that series that is described in the applicable prospectus supplement.

No Event of Default with respect to a particular series of debt securities (except as to certain events of bankruptcy, insolvency or reorganization) necessarily constitutes an Event of Default with respect to any other series of debt securities. The occurrence of certain Events of Default or an acceleration under the indenture may constitute an event of default under certain indebtedness of ours or our subsidiaries outstanding from time to time.

If an Event of Default with respect to debt securities of any series at the time outstanding occurs and is continuing, then the trustee or the holders of not less than 25% in principal amount of the outstanding debt securities of that series may, by a notice in writing to us (and to the trustee if given by the holders), declare to be due and payable immediately the principal of (or, if the debt securities of that series are discount securities, that portion of the principal amount as may be specified in the terms of that series) and accrued and unpaid interest, if any, on all debt securities of that series. In the case of an Event of Default resulting from certain events of bankruptcy, insolvency or reorganization, the principal (or such specified amount) of and accrued and unpaid interest, if any, on all outstanding debt securities will become and be immediately due and payable without any declaration or other act on the part of the trustee or any holder of outstanding debt securities. At any time after a declaration of acceleration with respect to debt securities of any series has been made, but before a judgment or decree for payment of the money due has been obtained by the trustee, the holders of a majority in principal amount of the outstanding debt securities of that series may rescind and annul the acceleration if all Events of Default, other than the non-payment of accelerated principal and interest, if any, with respect to debt securities of that series, have been cured or waived as provided in the indenture. We refer you to the prospectus supplement relating to any series of debt securities that are discount securities for the particular provisions relating to acceleration of a portion of the principal amount of such discount securities upon the occurrence of an Event of Default.

The indenture provides that the trustee will be under no obligation to exercise any of its rights or powers under the indenture unless the trustee receives indemnity satisfactory to it against any cost, liability or expense which might be incurred by it in exercising such right of power. Subject to certain rights of the trustee, the holders of a majority in principal amount of the outstanding debt securities of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee with respect to the debt securities of that series.

No holder of any debt security of any series will have any right to institute any proceeding, judicial or otherwise, with respect to the indenture or for the appointment of a receiver or trustee, or for any remedy under the indenture, unless:

●	that holder has previously given to the trustee written notice of a continuing Event of Default with respect to debt securities of that series; and

●
the holders of not less than 25% in principal amount of the outstanding debt securities of that series have made written request, and offered reasonable indemnity or security, to the trustee to institute the proceeding as trustee, and the trustee has not received from the holders of not less than a majority in principal amount of the outstanding debt securities of that series a direction inconsistent with that request and has failed to institute the proceeding within 60 days.

Notwithstanding any other provision in the indenture, the holder of any debt security will have an absolute and unconditional right to receive payment of the principal of, premium and any interest on that debt security on or after the due dates expressed in that debt security and to institute suit for the enforcement of payment.

The indenture requires us, within 120 days after the end of our fiscal year, to furnish to the trustee a statement as to compliance with the indenture.  If a Default or Event of Default occurs and is continuing with respect to the debt securities of any series and if it is known to a responsible officer of the trustee, the trustee shall mail to each securityholder of the debt securities of that series notice of a Default or Event of Default within 90 days after it occurs.  The indenture provides that the trustee may withhold notice to the holders of debt securities of any series of any Default or Event of Default (except in payment on any debt securities of that series) with respect to debt securities of that series if the trustee determines in good faith that withholding notice is in the interest of the holders of those debt securities.

Modification or Waiver

We and the trustee may modify and amend the indenture or the debt securities of any series without the consent of any holder of any debt security:

●	to cure any ambiguity, defect or inconsistency;

●	to comply with covenants in the indenture described above under the heading “Consolidation, Merger and Sale of Assets”;

●	to provide for uncertificated securities in addition to or in place of certificated securities;

●	to make any change that does not adversely affect the rights of any holder of debt securities;

●	to provide for the issuance of and establish the form and terms and conditions of debt securities of any series as permitted by the indenture;

●
to effect the appointment of a successor trustee with respect to the debt securities of any series and to add to or change any of the provisions of the indenture to provide for or facilitate administration by more than one trustee; or

●	to comply with requirements of the SEC in order to effect or maintain the qualification of the indenture under the Trust Indenture Act.

We may also modify and amend the indenture with the consent of the holders of at least a majority in principal amount of the outstanding debt securities of each series affected by the modifications or amendments. We may not make any modification or amendment without the consent of the holders of each affected debt security then outstanding if that amendment will:

●	reduce the amount of debt securities whose holders must consent to an amendment, supplement or waiver;

●	reduce the rate of or extend the time for payment of interest (including default interest) on any debt security;

●
reduce the principal of or premium on or change the fixed maturity of any debt security or reduce the amount of, or postpone the date fixed for, the payment of any sinking fund or analogous obligation with respect to any series of debt securities;

●	reduce the principal amount of discount securities payable upon acceleration of maturity;

●
waive a default in the payment of the principal of, premium or interest on any debt security (except a rescission of acceleration of the debt securities of any series by the holders of at least a majority in aggregate principal amount of the then outstanding debt securities of that series and a waiver of the payment default that resulted from such acceleration);

●	make the principal of or premium or interest on any debt security payable in currency other than that stated in the debt security;

●
make any change to certain provisions of the indenture relating to, among other things, the right of holders of debt securities to receive payment of the principal of, premium and interest on those debt securities and to institute suit for the enforcement of any such payment and to waivers or amendments; or

●	waive a redemption payment with respect to any debt security.

Except for certain specified provisions, the holders of at least a majority in principal amount of the outstanding debt securities of any series may on behalf of the holders of all debt securities of that series waive our compliance with provisions of the indenture. The holders of a majority in principal amount of the outstanding debt securities of any series may on behalf of the holders of all the debt securities of such series waive any past default under the indenture with respect to that series and its consequences, except a default in the payment of the principal of, premium or any interest on any debt security of that series; provided, however, that the holders of a majority in principal amount of the outstanding debt securities of any series may rescind an acceleration and its consequences, including any related payment default that resulted from the acceleration.

Defeasance of Debt Securities and Certain Covenants in Certain Circumstances

Legal Defeasance.  The indenture provides that, unless otherwise provided by the terms of the applicable series of debt securities, we may be discharged from any and all obligations in respect of the debt securities of any series (subject to certain exceptions).  We will be so discharged upon the deposit with the trustee, in trust, of money and/or U.S. government obligations or, in the case of debt securities denominated in a single currency other than U.S. Dollars, government obligations of the government that issued or caused to be issued such currency, that, through the payment of interest and principal in accordance with their terms, will provide money in an amount sufficient in the opinion of a nationally recognized firm of independent public accountants or investment bank to pay and discharge each installment of principal, premium and interest on and any mandatory sinking fund payments in respect of the debt securities of that series on the stated maturity of those payments in accordance with the terms of the indenture and those debt securities.

This discharge may occur only if, among other things, we have delivered to the trustee an opinion of counsel stating that we have received from, or there has been published by, the United States Internal Revenue Service a ruling or, since the date of execution of the indenture, there has been a change in the applicable United States federal income tax law, in either case to the effect that, and based thereon such opinion shall confirm that, the holders of the debt securities of that series will not recognize income, gain or loss for United States federal income tax purposes as a result of the deposit, defeasance and discharge and will be subject to United States federal income tax on the same amounts and in the same manner and at the same times as would have been the case if the deposit, defeasance and discharge had not occurred.

Defeasance of Certain Covenants. The indenture provides that, unless otherwise provided by the terms of the applicable series of debt securities, upon compliance with certain conditions:

●
we may omit to comply with the covenant described under the heading “Consolidation, Merger and Sale of Assets” and certain other covenants set forth in the indenture, as well as any additional covenants which may be set forth in the applicable prospectus supplement; and

●	any omission to comply with those covenants will not constitute a Default or an Event of Default with respect to the debt securities of that series (“covenant defeasance”).

The conditions include:

●
depositing with the trustee money and/or U.S. government obligations or, in the case of debt securities denominated in a single currency other than U.S. Dollars, government obligations of the government that issued or caused to be issued such currency, that, through the payment of interest and principal in accordance with their terms, will provide money in an amount sufficient in the opinion of a nationally recognized firm of independent public accountants or investment bank to pay and discharge each installment of principal of, premium and interest on and any mandatory sinking fund payments in respect of the debt securities of that series on the stated maturity of those payments in accordance with the terms of the indenture and those debt securities; and

●
delivering to the trustee an opinion of counsel to the effect that the holders of the debt securities of that series will not recognize income, gain or loss for United States Federal income tax purposes as a result of the deposit and related covenant defeasance and will be subject to United States Federal income tax on the same amounts and in the same manner and at the same times as would have been the case if the deposit and related covenant defeasance had not occurred.

Trustee

We intend to name the indenture trustee for each series of indenture securities in the related prospectus supplement.

Certain Considerations Relating to Foreign Currencies

Debt securities denominated or payable in foreign currencies may entail significant risks. These risks include the possibility of significant fluctuations in the foreign currency markets, the imposition or modification of foreign exchange controls and potential illiquidity in the secondary market. These risks will vary depending upon the currency or currencies involved and will be more fully described in the applicable prospectus supplement.

Governing Law

The indenture and the debt securities, including any claim or controversy arising out of or relating to the indenture or the securities, will be governed by the laws of the jurisdiction identified in the indenture and debt securities at the time of the transaction in which they are issued.

DESCRIPTION OF WARRANTS

We may issue warrants for the purchase of shares of our common stock, shares of our preferred stock or debt securities.  The following description is a general summary of the terms of the warrants we may issue from time to time pursuant to this prospectus.  When we offer warrants in the future, a prospectus supplement will explain the particular terms of the securities and the extent to which these general provisions may apply.  If any particular terms of a warrant described in the applicable prospectus supplement differ from any of the terms described in this prospectus, then the terms described in this prospectus will be deemed superseded by the terms set forth in that prospectus supplement.

Warrants may be issued independently or together with other securities and may be attached to or separate from any offered securities. Each series of warrants will be issued under a separate warrant agreement to be entered into between us and a bank or trust company, as warrant agent. The warrant agent will act solely as our agent in connection with the warrants and will not have any obligation or relationship of agency or trust for or with any holders or beneficial owners of warrants.

The summary descriptions in this prospectus and any summary descriptions in the applicable prospectus supplement do not purport to be complete descriptions of the terms and conditions of each warrant and are qualified in their entirety by reference to the related warrant agreement, warrant certificate and any other documents referenced in such summary descriptions and from which such summary descriptions are derived.  We urge you to read the applicable warrant agreement and related warrant certificate, which will be filed with the SEC at the time of any offering of warrants, because they, and not this description, will define the rights of holders of such warrants.

If any warrants we issue are to be listed or quoted on a securities exchange or quotation system, the applicable prospectus supplement will so indicate.

Stock Warrants

The prospectus supplement relating to a particular issue of warrants to issue shares of our common stock or shares of our preferred stock will describe the terms of the common share warrants and preferred share warrants, including the following:

●	the title of the warrants;

●	the offering price for the warrants, if any;

●	the aggregate number of the warrants;

●	the designation and terms of the shares of common stock or shares of preferred stock that may be purchased upon exercise of the warrants;

●	the terms for changes or adjustments to the exercise price of the warrants;

●	if applicable, the designation and terms of the securities that the warrants are issued with and the number of warrants issued with each security;

●	if applicable, the date from and after which the warrants and any securities issued with the warrants will be separately transferable;

●	the number of shares of common stock or shares of preferred stock that may be purchased upon exercise of a warrant and the price at which the shares may be purchased upon exercise;

●	the dates on which the right to exercise the warrants commence and expire;

●	if applicable, the minimum or maximum amount of the warrants that may be exercised at any one time;

●	the currency or currency units in which the offering price, if any, and the exercise price are payable;

●	if applicable, a discussion of material United States Federal income tax considerations;

●	anti-dilution provisions of the warrants, if any;

●	redemption or call provisions, if any, applicable to the warrants;

●	any additional terms of the warrants, including terms, procedures and limitations relating to the exchange and exercise of the warrants; and

●	any other information we think is important about the warrants.

The exercise price payable and the number of shares of common stock or preferred stock purchasable upon the exercise of each equity warrant will be subject to adjustment in certain events, including the issuance of a stock dividend to holders of common stock or preferred stock or a stock split, reverse stock split, combination, subdivision or reclassification of common stock or preferred stock.  In lieu of adjusting the number of shares of common stock or preferred stock purchasable upon exercise of each equity warrant, we may elect to adjust the number of equity warrants.  No adjustments in the number of shares purchasable upon exercise of the equity warrants will be required until cumulative adjustments require an adjustment of at least 1% thereof.  We may, at our option, reduce the exercise price at any time.  No fractional shares will be issued upon exercise of equity warrants, but we will pay the cash value of any fractional shares otherwise issuable or, alternatively, round up fractional shares to the nearest whole share.  Notwithstanding the foregoing, in case of any consolidation, merger, or sale or conveyance of our property in its entirety or substantially in its entirety, the holder of each outstanding equity warrant shall have the right to the kind and amount of shares of stock and other securities and property, including cash, receivable by a holder of the number of shares of common stock or preferred stock into which the equity warrant was exercisable immediately prior to such transaction.

Debt Warrants

The prospectus supplement relating to a particular issue of warrants to issue debt securities will describe the terms of those warrants, including the following:

●	the title of the warrants;

●	the offering price for the warrants, if any;

●	the aggregate number of the warrants;

●	the designation and terms of the debt securities purchasable upon exercise of the warrants;

●	the terms for changes or adjustments to the exercise price of the warrants;

●	if applicable, the designation and terms of the debt securities that the warrants are issued with and the number of warrants issued with each debt security;

●	if applicable, the date from and after which the warrants and any debt securities issued with them will be separately transferable;

●	the principal amount of debt securities that may be purchased upon exercise of a warrant and the price at which the debt securities may be purchased upon exercise;

●	the dates on which the right to exercise the warrants will commence and expire;

●	if applicable, the minimum or maximum amount of the warrants that may be exercised at any one time;

●	whether the warrants represented by the warrant certificates or debt securities that may be issued upon exercise of the warrants will be issued in registered or bearer form;

●	information relating to book-entry procedures, if any;

●	the currency or currency units in which the offering price, if any, and the exercise price are payable;

●	if applicable, a discussion of material United States federal income tax considerations;

●	anti-dilution provisions of the warrants, if any;

●	redemption or call provisions, if any, applicable to the warrants;

●	any additional terms of the warrants, including terms, procedures and limitations relating to the exchange and exercise of the warrants; and

●	any other information we think is important about the warrants.

Exercise of Warrants

Each warrant will entitle the holder to purchase for cash such principal amount of securities or shares of stock at such exercise price as shall in each case be set forth in, or be determinable as set forth in, the prospectus supplement relating to the warrants offered thereby. Warrants may be exercised at any time up to the close of business on the expiration date set forth in the prospectus supplement relating to the warrants offered thereby. After the close of business on the expiration date, unexercised warrants will become void.

The warrants may be exercised as set forth in the prospectus supplement relating to the warrants offered. Upon receipt of payment and the warrant certificate properly completed and duly executed at the corporate trust office of the warrant agent or any other office indicated in the prospectus supplement, we will, as soon as practicable, forward the securities purchasable upon such exercise. If less than all of the warrants represented by such warrant certificate are exercised, a new warrant certificate will be issued for the remaining warrants.

Until a holder exercises the warrants to purchase our shares of common stock, shares of preferred stock or debt securities, the holder will not have any rights as a holder of our shares of common stock, shares of preferred stock or debt securities, as the case may be, by virtue of ownership of warrants.

Enforceability of Rights by Holders of Warrants

Each warrant agent will act solely as our agent under the applicable warrant agreement and will not assume any obligation or relationship of agency or trust with any holder of any warrant. A single bank or trust company may act as warrant agent for more than one issue of warrants.  A warrant agent will have no duty or responsibility in case of any default by us under the applicable warrant agreement or warrant, including any duty or responsibility to initiate any proceedings at law or otherwise, or to make any demand upon us.  Any holder of a warrant may, without the consent of the related warrant agent or the holder of any other warrant, enforce by appropriate legal action its right to exercise, and receive the securities purchasable upon exercise of, its warrants.

DESCRIPTION OF UNITS

We may issue units consisting of any combination of the other types of securities offered under this prospectus in one or more series. We may evidence each series of units by unit certificates that we will issue under a separate agreement. We may enter into unit agreements with a unit agent; and if we do so, each unit agent will be a bank or trust company that we select and we will indicate the name and address of the unit agent in the applicable prospectus supplement relating to a particular series of units.

The following description, together with the additional information included in any applicable prospectus supplement, summarizes the general features of the units that we may offer under this prospectus. You should read any prospectus supplement that we may authorize to be provided to you related to the series of units being offered, as well as the complete version of any unit agreement containing the terms of the units that we may enter into. Specific unit agreements, if any, will contain additional important terms and provisions and we will file as an exhibit to the registration statement of which this prospectus is a part, or will incorporate by reference from another report that we file with the SEC, the form of each unit agreement relating to units offered under this prospectus that we enter into.

If we offer any units, certain terms of that series of units will be described in the applicable prospectus supplement, including, without limitation, the following, as applicable:

●
the title of the series of units;

●
identification and description of the separate constituent securities comprising the units;

●
the price or prices at which the units will be issued;

●
the date, if any, on and after which the constituent securities comprising the units will be separately transferable;

●
a discussion of certain United States Federal income tax considerations applicable to the units; and

●
any other terms of the units and their constituent securities.

Issuance in Series

We may issue units in such amounts and in such numerous distinct series as we determine.

Enforceability of Rights by Holders of Units

Each unit agent will act solely as our agent under the applicable unit agreement and will not assume any obligation or relationship of agency or trust with any holder of any unit.  A single bank or trust company may act as unit agent for more than one series of units.  A unit agent will have no duty or responsibility in case of any default by us under the applicable unit agreement or unit, including any duty or responsibility to initiate any proceedings at law or otherwise, or to make any demand upon us.  Any holder of a unit may, without the consent of the related unit agent or the holder of any other unit, enforce by appropriate legal action its rights as holder under any security included in the unit.

We, and any unit agent and any of their agents, may treat the registered holder of any unit certificate as an absolute owner of the units evidenced by that certificate for any purpose and as the person entitled to exercise the rights attaching to the units so requested, despite any notice to the contrary.

PLAN OF DISTRIBUTION

We may sell the securities covered by this prospectus from time to time in one or more offerings. Registration of the securities does not mean, however, that those securities will necessarily be offered or sold.

We may sell the securities separately or together:

●
through one or more underwriters or dealers in a public offering and sale by them;

●
directly to investors, including our affiliates and stockholders, or in a rights offering;

●
through agents; or

●
through any combination of any of these methods of sale.

We may sell the securities from time to time:

●
in one or more transactions at a fixed price or prices, which may be changed from time to time;

●
at market prices prevailing at the times of sale;

●
in “at the market offerings,” within the meaning of Rule 415(a)(4) of the Securities Act, to or through a sales agent or market maker or into an existing trading market, on an exchange or otherwise;

●
at prices related to such prevailing market prices; or

●
at negotiated prices.

Each time we sell securities covered by this prospectus, we will describe the method of distribution of the securities and the terms of the offering in the prospectus supplement. Any discounts or concessions allowed or re-allowed or paid to dealers may be changed from time to time.

We may engage in at-the-market offerings into an existing trading market in accordance with Rule 415(a)(4) under the Securities Act, and we may also sell securities through a rights offering, forward contracts or similar arrangements. In any distribution of subscription rights to stockholders, if all of the underlying securities are not subscribed for, we may then sell the unsubscribed securities directly to third parties or may engage the services of one or more underwriters, dealers or agents, including standby underwriters, to sell unsubscribed securities to third parties.

If underwriters are used in the sale of any securities, the securities may be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions described above. The securities may be either offered to the public through underwriting syndicates represented by managing underwriters, or directly by underwriters. Generally, the underwriters’ obligations to purchase the securities will be subject to conditions precedent and the underwriters will be obligated to purchase all of the securities if they purchase any of the securities. We may use underwriters with whom we have a material relationship. We will describe in the prospectus supplement, naming the underwriter, the nature of any such relationship.

We may designate agents to sell the securities. Unless otherwise specified in connection with any particular sale of securities, the agents will agree to use their best efforts to solicit purchases for the period of their appointment.

We may authorize underwriters, dealers or agents to solicit offers by certain purchasers to purchase the securities from us at the public offering price set forth in the prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. The contracts will be subject only to those conditions set forth in the prospectus supplement, and the prospectus supplement will set forth any commissions we pay for solicitation of these contracts.

We may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement indicates, in connection with those derivatives, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, the third party may use securities pledged by us or borrowed from us or others to settle those sales or to close out any related open borrowings of stock, and may use securities received from us in settlement of those derivatives to close out any related open borrowings of stock. The third party in such sale transactions will be an underwriter and will be identified in the applicable prospectus supplement or in a post-effective amendment.

Underwriters, dealers and agents may be entitled to indemnification by us against certain civil liabilities, including liabilities under the Securities Act, or to contribution with respect to payments made by the underwriters, dealers or agents, under agreements between us and the underwriters, dealers and agents.

We may grant underwriters who participate in the distribution of securities an option to purchase additional securities to cover over-allotments, if any, in connection with the distribution.

Underwriters, dealers or agents may receive compensation in the form of discounts, concessions or commissions from us or our purchasers, as their agents in connection with the sale of securities. These underwriters, dealers or agents may be considered to be underwriters under the Securities Act. As a result, discounts, commissions or profits on resale received by the underwriters, dealers or agents may be treated as underwriting discounts and commissions. The prospectus supplement will identify any such underwriter, dealer or agent and describe any compensation received by them from us. Any initial public offering price and any discounts or concessions allowed or re-allowed or paid to dealers may be changed from time to time.

Any common stock sold pursuant to a prospectus supplement will be listed for trading on The Nasdaq Capital Market.

Any underwriter may engage in over-allotment transactions, stabilizing transactions, short-covering transactions and penalty bids in accordance with Regulation M under the Exchange Act. Over-allotment involves sales in excess of the offering size, which create a short position. Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum. Short covering transactions involve purchases of the securities in the open market after the distribution is completed to cover short positions. Penalty bids permit the underwriters to reclaim a selling concession from a dealer when the securities originally sold by the dealer are purchased in a covering transaction to cover short positions. Those activities may cause the price of the securities to be higher than it would otherwise be. If commenced, the underwriters may discontinue any of the activities at any time. We make no representation or prediction as to the direction or magnitude of any effect that such transactions may have on the price of the securities. For a description of these activities, see the information under the heading “Underwriting” or “Plan of Distribution” in the applicable prospectus supplement.

Underwriters, broker-dealers or agents who may become involved in the sale of the common stock may engage in transactions with and perform other services for us in the ordinary course of their business for which they receive compensation.

CERTAIN PROVISIONS OF DELAWARE LAW AND FUSION’S CERTIFICATE OF INCORPORATION AND BYLAWS

Anti-takeover Provisions of Our Charter and Bylaws

Our certificate of incorporation, our bylaws and the Delaware General Corporation Law contain provisions that could delay or make more difficult an acquisition of control of the Company not approved by our board of directors, whether by means of a tender offer, open market purchases, proxy contests or otherwise. These provisions have been implemented to enable us to develop our business in a manner that will foster our long-term growth without disruption caused by the threat of a takeover not deemed by our board of directors to be in the best interest of our company and our stockholders. These provisions could have the effect of discouraging third parties from making proposals involving an acquisition or change of control of our company even if such a proposal, if made, might be considered desirable by a majority of our stockholders. These provisions may also have the effect of making it more difficult for third parties to cause the replacement of our current management without the concurrence of our board of directors.

Set forth below is a description of the provisions contained in our certificate of incorporation, bylaws and Delaware General Corporation Law that could impede or delay an acquisition of control of our company that our board of directors has not approved. This description is intended as a summary only and is qualified in its entirety by reference to our certificate of incorporation and bylaws, which are included as exhibits to the registration statement of which this prospectus forms a part.

Authorized But Unissued Preferred Stock

We are currently authorized to issue a total of 10,000,000 shares of preferred stock. Our certificate of incorporation provides that our board may issue preferred stock by resolutions, without any action of the stockholders. In the event of a hostile takeover, our board could potentially use this preferred stock to preserve control.

Number of Directors

 Our certificate of incorporation and by-laws provide that the number of directors shall be no less than one, as fixed from time to time by resolution of our board.

Filling Vacancies

 Our by-laws establish that our board shall be authorized to fill any vacancies arising due to the death, resignation or removal of any director. The board is also authorized to fill vacancies if the stockholders fail to elect the full authorized number of directors to be elected at any annual or special meeting of stockholders. Vacancies on the Board may be filled by a majority of the remaining directors then in office, even though less than a quorum of the Board, or by a sole remaining director.

Board Action Without Meeting

Our bylaws provide that the board may take action without a meeting if all the members of the board consent to the action in writing or by electronic transmission. Board action through consent allows the board to make swift decisions, including in the event that a hostile takeover threatens current management.

No Cumulative Voting

Our bylaws provide that there is no right to cumulate votes in the election of directors. This provision means that the holders of a plurality of the shares voting for the election of directors can elect all of the directors. Non-cumulative voting makes it more difficult for an insurgent minority stockholder to elect a person to the board of directors.

Stockholder Proposals

Except to the extent required under applicable laws, we are not required to include on our proxy card, or describe in our proxy statement, any information relating to any stockholder proposal and disseminated in connection with any meeting of stockholders.

Amendments to Certificate of Incorporation and Bylaws

Our certificate of incorporation gives both the directors and the stockholders the power to adopt, alter or repeal our bylaws. Any adoption, alteration, amendment, change or repeal of the bylaws requires an affirmative vote by a majority of the outstanding stock of the corporation. Any bylaw that has been adopted, amended, or repealed by the stockholders may be amended or repealed by the board, unless the resolution of the stockholders adopting such by-laws expressly reserves to the stockholders the right to amend or repeal it. Any proposal to amend, alter, change or repeal any provision of our restated certificate of incorporation requires approval by the affirmative vote of a majority of the voting power of all of the classes of our capital stock entitled to vote on such amendment or repeal, voting together as a single class, at a duly constituted meeting of stockholders called expressly for that purpose.

Delaware Statutory Provisions

We are subject to the provisions of Section 203 of the Delaware General Corporation Law regulating corporate takeovers. This section prevents Delaware corporations, under certain circumstances, from engaging in a “business combination” with:

●
a stockholder who owns 15% or more of our outstanding voting stock (otherwise known as an interested stockholder);
●
an affiliate of an interested stockholder; or
●
an associate of an interested stockholder;
●
for three years following the date that the stockholder became an interested stockholder. A “business combination” includes a merger or sale of more than 10% of our assets.

However, the above provisions of Section 203 do not apply if:

●
our board of directors approves either the business combination or the transaction that made the stockholder an interested stockholder, prior to the date of that transaction;
●
after the completion of the transaction that resulted in the stockholder becoming an interested stockholder, that stockholder owned at least 85% of our voting stock outstanding at the time the transaction commenced, excluding the shares owned by our officers and directors and the shares contained in employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer; or
●
on or subsequent to the date of the transaction, the business combination is approved by our board of directors and authorized at a meeting of our stockholders by an affirmative vote of at least two-thirds of the outstanding voting stock not owned by the interested stockholder.

This statute could prohibit or delay mergers or other change in control attempts, and thus may discourage attempts to acquire us.

VALIDITY OF THE SECURITIES

Kelley Drye & Warren, LLP, New York, New York, will pass upon certain legal matters relating to the issuance and sale of the securities.  Additional legal matters may be passed upon for us, or any underwriters, dealers, or agents, by counsel that we will name in the applicable prospectus supplement.

EXPERTS

The consolidated balance sheets of Fusion Telecommunications International, Inc. as of December 31, 2016 and 2015, and the related consolidated statement of operations, changes in stockholders’ equity and cash flows for each of the years in the two-year period ended December 31, 2016, have been audited by EisnerAmper LLP, independent registered public accounting firm, as stated in their report which is incorporated herein by reference.  Such financial statements have been incorporated herein by reference in reliance on the report of such firm given upon their authority as experts in accounting and auditing.

The balance sheets of Apptix, Inc. as of September 30, 2016 and December 31, 2015, and the related statements of operations, changes in stockholder’s equity, and cash flows for the period from January 1, 2016 through September 30, 2016 and the year ended December 31, 2015, have been audited by EisnerAmper LLP, independent registered public accounting firm, as stated in their report which is incorporated herein by reference. Such financial statements have been incorporated herein by reference in reliance on the report of such firm given upon their authority as experts in accounting and auditing.

The balance sheets of Birch Communications Holdings, Inc. as of December 31, 2016 and 2015 and the related consolidated statement of operations, changes in stockholders’ equity and cash flows for each of the years in the two-year period ended December 31, 2016, have been audited by McNair, McLemore, Middlebrooks & Co., LLC, independent public accounting firm, as stated in their report which is incorporated herein by reference. Such financial statements have been incorporated herein by reference in reliance on the report of such firm given upon their authority as experts in accounting and auditing.

No expert or counsel named in this prospectus as having prepared or certified any part thereof or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of our common stock was employed on a contingency basis or had or is to receive, in connection with the offering, a substantial interest, directly or indirectly, in us.  Additionally, no such expert or counsel was connected with us as a promoter, managing or principal underwriter, voting trustee, director, officer or employee.

 LIMITATION OF LIABILITY AND SEC POSITION ON INDEMNIFICATION
FOR SECURITIES ACT LIABILITIES

Our restated certificate of incorporation contains certain provisions permitted under Delaware law relating to liability of directors.  The provisions eliminate director’s liability for monetary damages for a breach of fiduciary duty, except in circumstances involving wrongful acts, such as a breach of a director’s duty of loyalty or acts or omissions that involve intentional misconduct or a knowing violation of law.  These provisions may have the effect of reducing the likelihood of derivative litigation against our directors and may discourage or deter stockholders or management from bringing a lawsuit against our directors for breach of their duty of care, even though such an action, if successful, might otherwise have benefited the Company and our stockholders.  We believe that these provisions are necessary to attract and retain qualified persons as directors and officers.

11,250,000 Shares

Common Stock

PROSPECTUS SUPPLEMENT

Craig-Hallum Capital Group	B. Riley FBR

The date of this prospectus supplement is January 31, 2018